                                           REGISTRATION STATEMENT NO. 333-156846
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         POST-EFFECTIVE AMENDMENT NO. 2


                    METLIFE INSURANCE COMPANY OF CONNECTICUT
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)
                I.R.S. Employer Identification Number: 06-0566090

            1300 Hall Boulevard, Bloomfield, Connecticut 06002-2910,
                                 (860) 656-3000

    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                             James L. Lipscomb, Esq.
                  Executive Vice President and General Counsel
                    MetLife Insurance Company of Connecticut
            1300 Hall Boulevard, Bloomfield, Connecticut 06002-2910,
                                 (860) 656-3000

            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                    ---------

                                   COPIES TO:
                              DIANE E. AMBLER, ESQ.
                                 K & L GATES LLP
                               1601 K STREET, N.W.
                             WASHINGTON, D.C. 20006

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

METLIFE INSURANCE COMPANY OF CONNECTICUT
CROSS REFERENCE SHEET
METLIFE TARGET MATURITY

ITEM NO.  FORM S-1 REGISTRATION ITEM                   LOCATION IN PROSPECTUS
--------  --------------------------                   ----------------------
1         Forepart of the Registration Statement and   Forepart of the Registration Statement and
          Outside Front Cover Page of Prospectus       Cover Page

2         Inside Front and Outside Back Cover Pages    Front and Back Cover Pages
          of Prospectus

3         Summary Information, Risk Factors and        Summary
          Ratio of Earnings to Fixed Charges

4         Use of Proceeds                              The Contract

5         Determination of Offering Price              Purchase Payment

6         Dilution                                     N/A

7         Selling Security Holders                     N/A

8         Plan of Distribution                         Distribution of the Contracts

9         Description of Securities to be Registered   Summary; The Contract

10        Interests of Named Experts and Counsel       Experts; Legal Opinion

11        Information with Respect to Registrant       The Insurance Company

11A       Material Changes

12        Incorporation of Certain Information by      Incorporation of Certain Documents by
          Reference                                    Reference

12A       Disclosure of Commission Position on         See Part II -- Item 14
          Indemnification for Securities Act
          Liabilities

13        N/A                                          N/A

                                       MTM


                             METLIFE TARGET MATURITY




MTM, MetLife Target Maturity, is a deferred annuity Contract ("Contract") that provides a guaranteed fixed rate of return for Your investment if You do not surrender Your Contract before the Guarantee Period ends. Generally, if You do surrender Your Contract before the Guarantee Period ends, Your Cash Value will be subject to a Market Value Adjustment and surrender charges.

This prospectus explains:

     -    the Contract (single Purchase Payment)

     - MetLife Insurance Company of Connecticut, MetLife of CT Separate Account MGA and MetLife of CT Separate Account MGA II

     -    the Guarantee Periods and interest rates

     -    surrenders

     -    surrender charges

     -    Market Value Adjustment

     -    death benefit

     -    Annuity Payments

     -    other aspects of the Contract

This Contract is issued by MetLife Insurance Company of Connecticut. The Company is located at 1300 Hall Boulevard, Bloomfield, Connecticut 06002-2910. The telephone number is 1-800-599-9460. MetLife Investors Distribution Company, 5 Park Plaza, Suite 1900, Irvine, California 92614, is the principal underwriter and distributor of the Contracts.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                         PROSPECTUS DATED APRIL 30, 2010

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
Special Terms...........................................................     3
Summary.................................................................     5
The Insurance Company...................................................     6
The Contracts...........................................................     6
  Application and Purchase Payment......................................     6
  Right to Cancel.......................................................     6
Guarantee Periods.......................................................     7
Establishment of Guaranteed Interest Rates..............................     8
Surrenders..............................................................     8
  General...............................................................     8
  Surrender Charge......................................................     8
  Special Surrenders....................................................     9
  Termination of the Contract...........................................     9
  Market Value Adjustment...............................................     9
  Waiver of Surrender Charge............................................    10
  Guarantee Period Exchange Option......................................    10
  Premium Taxes.........................................................    10
  Restrictions on Financial Transactions................................    11
Ownership Provisions....................................................    11
  Types of Ownership....................................................    11
  Contract Owner........................................................    11
  Joint Owner...........................................................    11
  Transfer of Ownership.................................................    11
  Beneficiary...........................................................    11
Death Benefit...........................................................    12
  Civil Unions..........................................................    12
  Payment of Proceeds...................................................    12
  Death Proceeds after the Maturity Date................................    14
  Total Control Account.................................................    14
Annuity Period..........................................................    14
  Election of Annuity Commencement Date and Form of Annuity.............    14
  Misstatement..........................................................    14
  Change of Annuity Commencement Date or Annuity Option.................    14
  Annuity Options.......................................................    15
  Annuity Payment.......................................................    16
  Death of Annuitant After the Annuity Commencement Date................    16
Separate Accounts.......................................................    16
Investments by the Company..............................................    17
Annual Statement........................................................    17
Amendment of the Contracts..............................................    18
Assignment of the Contracts.............................................    18
Distribution of the Contracts...........................................    18
  Distribution and Principal Underwriting Agreement.....................    18
  Compensation..........................................................    18
Federal Tax Considerations..............................................    19
  General...............................................................    19
  Withdrawals...........................................................    19
  Qualified Contracts...................................................    20
  TSAs (ERISA and non-ERISA) -- 403(b)..................................    23
  Individual Retirement Annuities ("IRAs")..............................    25
  Traditional IRA Annuities.............................................    25
  KEOGH.................................................................    28
  401(k)................................................................    29
  Non-Qualified Annuities...............................................    29
  Puerto Rico Tax Considerations........................................    31
Information Incorporated by Reference...................................    34
Experts.................................................................    34
  Independent Registered Public Accounting Firm.........................    35
Appendix A: Information Concerning Qualified Plans......................   A-1
Appendix B: Market Value Adjustment.....................................   B-1

                                  SPECIAL TERMS

--------------------------------------------------------------------------------

In this prospectus, the following terms have the indicated meanings:

ACCOUNT VALUE -- The Purchase Payment plus all interest earned, minus all surrenders, surrender charges and applicable Premium Tax previously deducted.



ANNUITANT -- A person on whose life the Maturity Date depends and Annuity Payments are made.

ANNUITY PAYMENTS -- A series of periodic payments (a) for life; (b) for life with a minimum number of payments; (c) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor; or (d) for a fixed period.

ANNUITY PERIOD -- The period during which Annuity Payments are made.

BENEFICIARY (IES) -- The person(s) or trustee designated to receive any remaining contractual benefits in the event of a Participant's, Annuitant's or Contract Owner's death, as applicable.

CASH SURRENDER VALUE -- The Cash Value less any amounts deducted upon a withdrawal or surrender, outstanding loans, if available under the Contract, any applicable Premium Taxes or other surrender charges not previously deducted.

CASH VALUE -- The Account Value at the end of a Guarantee Period or the Market Adjusted Value before the end of a Guarantee Period.

CODE -- The Internal Revenue Code of 1986, as amended, and all related laws and regulations, which are in effect during the term of this Contract.

COMPANY (WE, US, OUR) -- MetLife Insurance Company of Connecticut.

CONTINGENT ANNUITANT -- The person named prior to the Contract Date by the Owner who, upon the Annuitant's death (prior to the Annuity Commencement Date) becomes the Annuitant. All rights and benefits provided by the Contract then continue to be in effect. Applicable to nonqualified Contracts only.

CONTRACT -- For convenience, means the Contract or certificate, (if applicable). For example, Contract Year also means certificate year.

CONTRACT DATE -- The date on which the Contract is issued. For certain group Contracts, it is the date on which the Contract becomes effective, as shown on the specifications page of the Contract.

CONTRACT OWNER -- The person named in the Contract (on the specifications page). For certain group Contracts, the Contract Owner is the trustee or other entity which owns the Contract.

CONTRACT YEAR -- A continuous twelve-month period beginning on the Contract Date and each anniversary thereof. Contract Year also means certificate year.

DUE PROOF OF DEATH -- (a) A copy of a certified death certificate; (b) a copy of a certified decree of a court of competent jurisdiction as to the finding of death, (c) a written statement by a medical doctor who attended the deceased; or
(d) any other proof satisfactory to Us.

ERISA -- The Employee Retirement Income Security Act of 1974, as amended, and all related laws and regulations which are in effect during the term of this Contract.

FREE INTEREST/ FREE WITHDRAWAL AMOUNT -- The interest credited in the previous Contract Year which is not subject to a surrender charge or a Market Value Adjustment.


GOOD ORDER -- A request or transaction generally is considered in "Good Order" if it complies with our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. If You have any questions, You should contact Us or Your sales representative before submitting the form or request.


GUARANTEE PERIOD -- The period for which either an initial or subsequent Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE -- The annual effective interest rate credited during the Guarantee Period.

HOME OFFICE -- The principal executive offices of MetLife Insurance Company of Connecticut located at 1300 Hall Boulevard, Bloomfield, Connecticut 06002-2910. The office that administers Your Contract is located at 4700 Westown Parkway, Ste. 200, West Des Moines, Iowa 50266.

MARKET VALUE ADJUSTMENT -- The Market Value Adjustment reflects the relationship, at the time of surrender, between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the duration left in your Guarantee Period, and the Guaranteed Interest Rate that applies to your Contract.

MATURITY DATE/ANNUITY COMMENCEMENT DATE -- The date on which the Annuity Payments are to begin.

MATURITY VALUE -- The accumulated value of a Purchase Payment at the Guaranteed Interest Rate at the end of the Guarantee Period selected, minus all surrenders, surrender charges and Premium Taxes previously deducted.

OWNER -- For an individual Contract, the person or entity to whom the individual Contract is issued. For a group Contract, the person or entity to whom the certificate under a group annuity Contract is issued.

PARTICIPANT -- An eligible person who is a member in Your plan.

PREMIUM TAX -- The amount of tax, if any, charged by the state or municipality. Generally, We will deduct any applicable Premium Tax from the Cash Value either upon surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.

PURCHASE PAYMENTS-- The premium payments applied to the Contract less any Premium Taxes if applicable.

QUALIFIED CONTRACT -- A Contract used in a retirement plan or program that is intended to qualify under Sections 401, 403, 408, 414(d) or 457 of the Code.


SEPARATE ACCOUNT MGA -- This separate account is MetLife of CT Separate Account MGA.



SEPARATE ACCOUNT MGA II -- This separate account is MetLife of CT Separate Account MGA II.


WRITTEN REQUEST --Written instructions or information sent to Us in a form and content satisfactory to Us and received in Good Order at Our Home Office.

YOU, YOUR -- "You", depending on the context, may be the Participant or the Contract Owner and a natural person, a trust established for the benefit of a natural person, a charitable remainder trust, or a plan (or the employer purchaser who has purchased the Contract on behalf of the plan). "You" can also be a Beneficiary of a deceased person's Individual Retirement Account contract who purchases the contract in his or her capacity as Beneficiary.

                                     SUMMARY

--------------------------------------------------------------------------------

MetLife Target Maturity is a single Purchase Payment modified guaranteed annuity. Modified guaranteed annuities offer a guaranteed fixed rate of return on Your principal investment if You do not surrender Your Contract before the Guarantee Period ends. If You do surrender Your Contract before the end of the Guarantee Period, generally Your Cash Value is subject to a Market Value Adjustment and surrender charge.

The Contract is offered by MetLife Insurance Company of Connecticut (the "Company", "We" or "Us"). MetLife Insurance Company of Connecticut is a wholly-owned subsidiary of MetLife, Inc. The Contract is available only in those states where it has been approved for sale.

You may select an initial Guarantee Period from those available from the Company. Currently, We offer Guarantee Periods up to ten years. Interest on the Purchase Payment is credited on a daily basis and so compounded in the Guaranteed Interest Rate. (See "Guarantee Periods" and "Establishment of Guaranteed Interest Rates.")

At the end of each Guarantee Period, a subsequent Guarantee Period of one year will automatically begin unless You elect another duration within thirty days before the Guarantee Period ends.

You may surrender Your Contract, but the Cash Value may be subject to a surrender charge and/or a Market Value Adjustment. A full or partial surrender made prior to the end of a Guarantee Period will be subject to a Market Value Adjustment. The surrender charge may be deducted from any surrender made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.

   CONTRACT YEAR       CHARGE AS A
IN WHICH SURRENDER    PERCENTAGE OF
      IS MADE           CASH VALUE
------------------    -------------
         1                  7%
         2                  6%
         3                  5%
         4                  4%
         5                  3%
         6                  2%
         7                  1%
    Thereafter              0%


There is no surrender charge for full or partial surrenders: (1) at the end of an initial Guarantee Period of at least three years, or (2) at the end of any other Initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. We may waive surrender charges in certain instances. (See "Surrenders -- Waiver of Surrender Charge".)

There is no Market Value Adjustment if You surrender at the end of a Guarantee Period. Any such surrender request must be in writing and received by Us within 30 days before the Guarantee Period ends. You may request any interest that has been credited during the prior Contract Year. No surrender charge or Market Value Adjustment will be imposed on such interest payments; however, all applicable Premium Taxes will be deducted. Any such surrender may also be subject to federal and state taxes. (See "Surrenders and Federal Tax Considerations.")

The Market Value Adjustment reflects the relationship between the current Guaranteed Interest Rate for the time left in the Guarantee Period at surrender and the Guaranteed Interest Rate that applies to Your Contract. The Market Value Adjustment amount primarily depends on the interest rates the Company receives on its investments when the current Guaranteed Interest Rates are established. The Market Value Adjustment is sensitive, therefore, to changes in interest rates. It is possible that the amount You receive upon surrender may be less than Your original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount You receive upon surrender may be more than Your original Purchase Payment plus accrued interest.

On the Annuity Commencement Date specified by You, the Company will make either a lump sum payment or start to pay a series of payments based on the annuity options You select. (See "Annuity Period".)

The Contract may provide for a death benefit that is the Account Value on the date We receive written notification of death. If the Annuitant dies before the Annuity Commencement Date with no designated Contingent Annuitant surviving, or if the Owner dies before the Annuity Commencement Date with the Annuitant surviving, We will pay the death benefit to the Beneficiary. We calculate the death benefit as of the date the Home Office receives written notification of Due Proof of Death. (See "Death Benefit".)

We will deduct any applicable Premium Taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract. (See "Surrenders -- Premium Taxes".)

                              THE INSURANCE COMPANY

--------------------------------------------------------------------------------

MetLife Insurance Company of Connecticut is a stock insurance company chartered in 1863 in the state of Connecticut and has been continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is a wholly-owned subsidiary of MetLife, Inc., a publicly traded company. MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The Company's home office is located at 1300 Hall Boulevard, Bloomfield, Connecticut 06002-2910. The office that administers Your Contract is located at 4700 Westown Parkway, Ste. 200, West Des Moines, Iowa 50266.

                                  THE CONTRACTS

--------------------------------------------------------------------------------

APPLICATION AND PURCHASE PAYMENT

For the Company to issue a Contract to You, You must:

     -    Complete an application or an order to purchase

     -    Include Your minimum Purchase Payment of at least $5,000 and

     -    Submit both to Our Home Office for approval.

The Company may:

     - Accept Purchase Payments up to $1 million within a 12 month period without prior approval;

     - Contact You or Your agent if the application or order form is not properly completed; and

     - Return Your entire application or order form and Purchase Payment if not properly completed.

We accept Purchase Payments made by check or cashier's check. We do not accept cash, money orders or traveler's checks. We reserve the right to refuse Purchase Payments made via a personal check in excess of $100,000. Purchase Payments over $100,000 may be accepted in other forms, including but not limited to, EFT/wire transfers, certified checks, corporate checks, and checks written on financial institutions. The form in which We receive a Purchase Payment may determine how soon subsequent disbursement requests may be fulfilled.

RIGHT TO CANCEL

Generally, You may return Your Contract to Us at Our Home Office within 10 days (7 days for individual retirement annuities) of delivery of Your Contract. Depending on Your state, We will return Your Purchase Payment or Cash Value. (If You exercise this right to cancel We will pay You the Market Adjusted Value plus any Premium Tax or Contract charges within 10 days after the Contract is returned.) Please refer to Your Contract for any additional information.

                                GUARANTEE PERIODS

--------------------------------------------------------------------------------

You will select the duration of the Guarantee Period and corresponding declared Guaranteed Interest Rate. Your Purchase Payment will earn interest at the Guaranteed Interest Rate during the entire Guarantee Period. All interest earned will be credited daily; this compounding effect is reflected in the Guaranteed Interest Rate.

             EXAMPLE OF COMPOUNDING AT THE GUARANTEED INTEREST RATE

Beginning Account Value:   $50,000
Guarantee Period:          5 years
Guaranteed Interest Rate:  5.50% Annual Effective Rate




                                                                        END OF CONTRACT YEAR
                                                 ------------------------------------------------------------------
                                                   YEAR 1        YEAR 2        YEAR 3        YEAR 4        YEAR 5
                                                 ----------    ----------    ----------    ----------    ----------
Beginning account value Account Value            $50,000.00
X (1 + Guaranteed Interest Rate)                      1.055
                                                 ----------    ----------    ----------    ----------    ----------
                                                 $52,750.00
                                                 ==========    ==========    ==========    ==========    ==========
Account Value at end of Contract Year 1                        $52,750.00
X (1 + Guaranteed Interest Rate)                                    1.055
                                                 ----------    ----------    ----------    ----------    ----------
                                                               $55,651.25
                                                 ==========    ==========    ==========    ==========    ==========
Account Value at end of Contract Year 2                                      $55,651.25
X (1 + Guaranteed Interest Rate)                                                  1.055
                                                 ----------    ----------    ----------    ----------    ----------
                                                                             $58,712.07
                                                 ==========    ==========    ==========    ==========    ==========
Account Value at end of Contract Year 3                                                    $58,712.07
X (1 + Guaranteed Interest Rate)                                                                1.055
                                                 ----------    ----------    ----------    ----------    ----------
                                                                                           $61,941.23
                                                 ==========    ==========    ==========    ==========    ==========
Account Value at end of Contract Year 4                                                                  $61,941.23
X (1 + Guaranteed Interest Rate)                                                                              1.055
                                                 ----------    ----------    ----------    ----------    ----------
                                                                                                         $65,348.00
                                                 ==========    ==========    ==========    ==========    ==========
Account Value at end of Guarantee Period (i.e.
  Maturity Value)                                                                                        $65,348.00
                                                 ==========    ==========    ==========    ==========    ==========



Total interest credited in Guarantee Period -- $65,348.00 - 50,000.00 =
$15,348.00

Account Value at end of Guarantee Period -- $50,000.00 + 15,348.00 = $65,348.00

THE ABOVE EXAMPLE ASSUMES NO SURRENDERS, DEDUCTIONS FOR PREMIUM TAXES, OR PRE-AUTHORIZED PAYMENT OF INTEREST DURING THE ENTIRE FIVE-YEAR PERIOD. A MARKET VALUE ADJUSTMENT OR SURRENDER CHARGE MAY APPLY TO ANY SUCH INTERIM SURRENDER (SEE "SURRENDERS"). THE HYPOTHETICAL GUARANTEED INTEREST RATES ARE ILLUSTRATIVE ONLY AND ARE NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL GUARANTEED INTEREST RATES DECLARED FOR ANY GIVEN TIME MAY BE MORE OR LESS THAN THOSE SHOWN.

We will notify You about subsequent Guarantee Periods near the end of Your current Guarantee Period. At the end of a Guarantee Period:

     -    You may elect a subsequent Guarantee Period by telephone or in writing

     - Your Account Value will be transferred to the new Guarantee Period at the Guaranteed Interest Rate offered at that time

     - If You do not make any election, We will automatically transfer the Account Values into a one year Guarantee Period, which You may transfer out of into a new Guarantee Period with no transfer, surrender or Market Value Adjustment charge.

                   ESTABLISHMENT OF GUARANTEED INTEREST RATES

--------------------------------------------------------------------------------

When You purchase your Contract, You will know the Guaranteed Interest Rate for the Guarantee Period You choose. We will send You a confirmation showing the amount of Your Purchase Payment and the applicable Guaranteed Interest Rate. After the end of each calendar year, We will send You a statement that will show:

     -    Your Account Value as of the end of the preceding year

     -    all transactions regarding Your Contract during the year

     -    Your Account Value at the end of the current year

     -    the Guaranteed Interest Rate being credited to Your Contract.

The Company has no specific formula for determining Guaranteed Interest Rates in the future. The Guaranteed Interest Rates will be declared from time to time as market conditions dictate. (See "Investments by the Company.") In addition, the Company may also consider various other factors in determining Guaranteed Interest Rates for a given period, including regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors.

THE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO GUARANTEED INTEREST RATES TO BE DECLARED. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE GUARANTEED INTEREST RATES.

                                   SURRENDERS

--------------------------------------------------------------------------------

GENERAL

You may make a full or partial surrender at any time, subject to the surrender charges described below. In the case of all surrenders, the Cash Value and Maturity Value will be reduced.

Upon request, We will inform You of the amount payable upon a full or partial surrender. Any full, partial or special surrender may be subject to tax. (See "Federal Tax Considerations.")

We may defer payment of any surrender up to six months from the date We receive Your notice of surrender or the period permitted by state insurance law, if less. If We defer payment for more than 30 days, We will pay interest of at least 3.5% per annum on the amount deferred. In New York, if We defer payment for more than 10 working days, We will continue to credit interest in the same manner as it would have been credited had the surrender request not been received until the day We make payment.

Participants in Section 403(b) tax-deferred annuity plans may not make surrenders from certain amounts before the earliest of age 59 1/2, separation from service, death, disability or hardship. (See "Federal Tax
Considerations -- Section 403(b) Plans and Arrangements.")

We may withhold payment of surrender proceeds if any portion of those proceeds would be derived from a Contract Owner's check that has not yet cleared (i.e., that could still be dishonored by Your banking institution). We may use telephone, fax, internet or other means of communication to verify that payment from the Contract Owner's check has been or will be collected. We will not delay payment longer than necessary for Us to verify that payment has been or will be collected. Contract Owners may avoid the possibility of delay in the disbursement of proceeds coming from a check that has not yet cleared by providing Us with a certified check.

SURRENDER CHARGE

There are no front-end sales charges. A surrender charge may be assessed on surrenders made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.

   CONTRACT YEAR       CHARGE AS A
IN WHICH SURRENDER    PERCENTAGE OF
      IS MADE           CASH VALUE
------------------    -------------
         1                  7%
         2                  6%
         3                  5%
         4                  4%
         5                  3%
         6                  2%
         7                  1%
    Thereafter              0%


SPECIAL SURRENDERS

No surrender charge or Market Value Adjustment will apply for full or partial surrenders taken: (1) at the end of an initial Guarantee Period of at least three years in duration; or (2) at the end of any other initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. However, Guarantee Periods initiated through the guaranteed period exchange option will be subject to the surrender charges based on the original Contract Date. (See "Guarantee Period Exchange Option".)

We will not assess a surrender charge if Your Account Value is applied to elect an annuity option on the Annuity Commencement Date (except if the fifth option is elected within the first Contract Year). A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an annuity option, You must notify Us at least 30 days before Your Annuity Commencement Date.

In addition, for all full or partial surrenders, no surrender charge or Market Value Adjustment will apply to any interest credited during the previous Contract Year. Any such surrender may, however, be subject to federal or state taxes.

If You participate in Our minimum distribution program, any payments that satisfy the maximum requirements for the minimum distribution program will not be subject to the Market Value Adjustment or surrender charge. Systematic withdrawals outside Our minimum distribution program are subject to a surrender charge and a Market Value Adjustment to the extent that the payments exceed the interest earned during the prior Contract Year.

Any payments may be subject to federal or state taxes.

TERMINATION OF THE CONTRACT

We reserve the right to terminate this Contract if the Account Value is less than the termination amount shown in the Contract. In New York State only, We reserve the right to terminate this Contract if the Account Value is less than the termination amount shown in the Contract after the completion of three Contract Years. Termination will not occur until 31 days after We have mailed notice of termination to You at Your last known address. For Contracts issued on or after February 28, 2007, in New York State, if the Contract is terminated, We will pay You the Account Value. In all other states, if the Contract is terminated, We will pay the Cash Surrender Value.

MARKET VALUE ADJUSTMENT

The Market Value Adjustment may adjust up or down the amount payable on a full or partial withdrawal before the end of any Guarantee Period.

The Market Value Adjustment is the relationship between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the time left in Your Guarantee Period, and the Guaranteed Interest Rate that applies to Your Contract.

Generally, if Your Guaranteed Interest Rate is lower than the applicable current Guaranteed Interest Rate, then the Market Value Adjustment will result in a lower payment upon surrender. Conversely, if Your Guaranteed Interest Rate is higher than the applicable current Guaranteed Interest Rate, the Market Value Adjustment will result in a higher payment upon surrender.

The Market Value Adjustment amount primarily depends on the level of interest rates on the Company's investments when the current Guaranteed Interest Rates are established. The Market Adjusted Value is sensitive, therefore, to changes in current interest rates. It is possible that the amount You receive upon surrender would be less than the original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount You receive upon surrender may be more than the original Purchase Payment plus accrued interest.

The Market Value Adjustment formula will not be applied:

     a. when You submit a Written Request for a full or partial surrender at the end of any Guarantee Period if We receive the request within the 30 day period prior to the end of such Guarantee Period:

     b.   to any interest credited during the previous Contract Year;

     c. to a transfer to a Guarantee Period of a different duration, during the automatic renewal period; or

     d. to payments that satisfy the maximum requirement for the minimum distribution program, if You participate in Our minimum distribution program. Additionally, these payments through the minimum distribution program will not be subject to a surrender charge.

We will send a notice to You at least 15 but not more than 45 days prior to the beginning of the 30 day period in which You may request a full or partial surrender without imposition of a Market Value Adjustment.

Appendix B shows the formula for calculating the Market Value Adjustment as well as an additional illustration of the application of the Market Value Adjustment.

WAIVER OF SURRENDER CHARGE

The surrender charge will be waived if:


     (a) distributions are applied to any one of the annuity options (except if the fifth option is elected within the first Contract Year)



     (b) the Owner or Annuitant dies and payment of a death benefit is made to the Beneficiary;



     (c) the participant of a group Contract, or Annuitant of an individual Contract under a tax deferred annuity plan (403(b) Plan), makes a direct transfer to other investment vehicles We have pre-approved.


GUARANTEE PERIOD EXCHANGE OPTION

Once each Contract Year after the first year, You may elect to transfer from Your current Guarantee Period into a new Guarantee Period of a different duration and at the then-current Guaranteed Interest Rate. A Market Value Adjustment will be applied to Your current Account Value at the time of transfer. There will be no surrender charge for this exchange. However, surrender charges will continue to be based on time elapsed from the original Contract Date. We reserve the right to charge a fee of up to $50 for such transfers, but do not impose a transfer charge as of the date of this prospectus. In New York, We do not assess a transfer charge for such transfers.

PREMIUM TAXES


Certain state and local governments impose Premium Taxes. These taxes currently range from 0% to 3.5%, depending upon the jurisdiction. The Company is responsible for paying these taxes and will determine the method used to recover Premium Tax expenses incurred. The Company may deduct any applicable Premium Taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract, but no earlier than when the Company has a tax liability under state law.

RESTRICTIONS ON FINANCIAL TRANSACTIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require Us to block a Contract Owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about You and Your Contract to government regulators.

                              OWNERSHIP PROVISIONS

--------------------------------------------------------------------------------

TYPES OF OWNERSHIP

CONTRACT OWNER

The Contract belongs to the Contract Owner named in the Contact (on the Contract specifications page) or to any other person to whom You subsequently assign the Contract. You have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in the Contract provided You have not named an irrevocable Beneficiary and provided You have not assigned the Contract.

You receive all payments while the Annuitant is alive unless You direct them to an alternative recipient. An alternative recipient does not become the Contract Owner. An alternative payment directive is revocable by You at any time by giving Us 30 days advance notice by Written Request.

JOINT OWNER

You may name joint Owners (e.g., spouses) in a Written Request before the Contract is in effect. All rights of ownership must be exercised by both Owners. Joint Owners own equal shares of any benefits accruing or payments made to them. All rights of a joint Contract Owner end at death if another joint Contract Owner survives. The entire interest of the deceased joint Contract Owner in this Contract will pass to the surviving joint Contract Owner, unless the deceased joint Contract Owner was also the Annuitant.

If a joint Contract Owner dies before the payment of an annuity option begins and is survived by the Annuitant, any surviving joint Contract Owner is the "designated Beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request. Upon the death of a joint Contract Owner who is the Annuitant, the entire interest will pass to the Beneficiary or Beneficiaries where applicable.

TRANSFER OF OWNERSHIP

You may transfer ownership by Written Request, subject to Our approval. You may not revoke any transfer of ownership after the effective date of such transfer. The transfer of Contract Owner will take effect as of the date of Your Written Request, subject to any payments made or other actions taken by Us before its receipt.

BENEFICIARY

You name the Beneficiary in a Written Request. The Beneficiary has the right to receive any remaining Contract benefits upon the death of the Annuitant or under certain circumstances, upon the death of the Contract Owner. If there is more than one Beneficiary surviving the Annuitant, the Beneficiaries will share equally in benefits unless different shares are received by Us by Written Request prior to the death of the Annuitant.

Unless You have named an irrevocable Beneficiary You have the right to change any Beneficiary by Written Request during the lifetime of the Annuitant and while the Contract continues.

A change in Beneficiary will take effect as of the date of the Written Request, subject to any payments made or other actions taken by Us before We receive the Written Request.

                                  DEATH BENEFIT

--------------------------------------------------------------------------------


The death benefit is the Account Value on the date We receive written notification of Due Proof of Death. No Market Value Adjustment is made upon the payment of a death benefit.


A qualified group Contract issued in connection with a qualified plan, except for group 403(b) annuity, will not provide a death benefit because there are no individual participant accounts.

CIVIL UNIONS


Under the Code, spousal continuation and certain distribution options are available only to a person who is defined as a "spouse" under the federal Defense of Marriage Act or other applicable federal law. All Contract provisions will be interpreted and administered in accordance with the requirements of the Code. Therefore, under current federal law, a purchaser who has or is contemplating a civil union or same-sex marriage should note that the favorable tax treatment afforded under federal law would not be available to such same-sex partner or same-sex spouse. Same-sex partners or spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor.


PAYMENT OF PROCEEDS

The process of paying death benefit proceeds before the Maturity Date under various situations for nonqualified Contracts is summarized in the charts below. The charts do not encompass every situation and are merely intended as a general guide. More detailed information is provided in Your Contract. Generally, the person(s) receiving the benefit may request that the proceeds be paid in a lump sum, or be applied to one of the settlement options available under the Contract.

--------------------------------------------------------------------------------------------------------------
                                                                                                 MANDATORY
  BEFORE THE MATURITY DATE,         THE COMPANY WILL                                           PAYOUT RULES
    UPON THE DEATH OF THE         PAY THE PROCEEDS TO:                  UNLESS                    APPLY*
--------------------------------------------------------------------------------------------------------------
OWNER (WHO IS NOT THE         The Beneficiary (ies), or if   Unless the Beneficiary is      Yes
ANNUITANT) (WITH NO JOINT     none, to the Contract          the Contract Owner's spouse
OWNER)                        Owner's estate.                and the spouse elects to
                                                             continue the Contract as the
                                                             new Owner rather than
                                                             receive the distribution.
--------------------------------------------------------------------------------------------------------------

OWNER (WHO IS THE ANNUITANT)  The Beneficiary (ies), or if   Unless the Beneficiary is      Yes
(WITH NO JOINT OWNER)         none, to the Contract          the Contract Owner's spouse
                              Owner's estate.                and the spouse elects to
                                                             continue the Contract as the
                                                             new Owner rather than
                                                             receive the distribution.
--------------------------------------------------------------------------------------------------------------

JOINT OWNER (WHO IS NOT THE   The surviving joint Owner.     Unless the surviving joint     Yes
ANNUITANT)                                                   Owner is the spouse and
                                                             elects to continue the
                                                             Contract.

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                                 MANDATORY
  BEFORE THE MATURITY DATE,         THE COMPANY WILL                                           PAYOUT RULES
    UPON THE DEATH OF THE         PAY THE PROCEEDS TO:                  UNLESS                    APPLY*
--------------------------------------------------------------------------------------------------------------
JOINT OWNER (WHO IS THE       The surviving joint Owner.     Unless the surviving joint     Yes
ANNUITANT)                                                   Owner is the Contract
                                                             Owner's spouse and the
                                                             spouse elects to continue
                                                             the Contract. Or, unless
                                                             there is a Contingent
                                                             Annuitant the Contingent
                                                             Annuitant becomes the
                                                             Annuitant and the proceeds
                                                             will be paid to the
                                                             surviving joint Owner.
--------------------------------------------------------------------------------------------------------------

ANNUITANT (WHO IS NOT THE     The Beneficiary (ies), or if   Unless, the Beneficiary is     Yes
CONTRACT OWNER)               none, to the Contract Owner.   the Contract Owner's spouse
                                                             and the spouse elects to
                                                             continue the Contract as the
                                                             new Owner rather than
                                                             receive the distribution.

                                                             Or, unless there is a
                                                             Contingent Annuitant. Then,
                                                             the Contingent Annuitant
                                                             becomes the Annuitant and
                                                             the Contract continues in
                                                             effect (generally using the
                                                             original Maturity Date). The
                                                             proceeds will then be paid
                                                             upon the death of the
                                                             Contingent Annuitant or
                                                             Owner.
--------------------------------------------------------------------------------------------------------------

ANNUITANT (WHO IS THE         See death of "Owner who is                                    Yes
CONTRACT OWNER)               the Annuitant" above.
--------------------------------------------------------------------------------------------------------------

ANNUITANT (WHERE OWNER IS A   The Beneficiary (ies) (e.g.                                   Yes (Death of
NONNATURAL PERSON/TRUST)      the trust).                                                   Annuitant is
                                                                                            treated as death
                                                                                            of the Owner in
                                                                                            these
                                                                                            circumstances.)
--------------------------------------------------------------------------------------------------------------
CONTINGENT ANNUITANT          No death proceeds are          N/A
(ASSUMING ANNUITANT IS STILL  payable; Contract continues.
ALIVE)
--------------------------------------------------------------------------------------------------------------

BENEFICIARY                   No death proceeds are                                         N/A
                              payable; Contract continues.
--------------------------------------------------------------------------------------------------------------
CONTINGENT BENEFICIARY        No death proceeds are                                         N/A
                              payable; Contract continues.
--------------------------------------------------------------------------------------------------------------


---------
* Certain payout rules of the Code are triggered upon the death of any Owner. Non-spousal Beneficiaries (as well as spousal Beneficiaries who choose not to assume the Contract) must begin taking distributions based on the Beneficiary's life expectancy within one year of death or take a complete distribution of Contract proceeds within 5 years of death.

DEATH PROCEEDS AFTER THE MATURITY DATE

If any Owner or the Annuitant dies on or after the Maturity Date, the Company will pay the Beneficiary a death benefit consisting of any benefit remaining under the annuity or income option then in effect.

TOTAL CONTROL ACCOUNT

If Your Contract was issued in connection with a 403(b) plan, Your Beneficiary may elect to have the Contract's death benefit proceeds paid through an account called the Total Control Account at the time for payment. The Total Control Account is an interest-bearing account through which the Beneficiary has complete access to the proceeds, with unlimited check writing privileges. We credit interest to the account at a rate that will not be less than a minimum guaranteed rate.

Assets backing the Total Control Accounts are maintained in Our general account and are subject to the claims of Our creditors. We will bear the investment experience of such assets; however, regardless of the investment experience of such assets, the interest credited to the Total Control Account will never fall below the applicable guaranteed minimum rate. Because We bear the investment these assets. The Total Control Account is not insured by the FDIC or any other governmental agency.experience of the assets backing the Total Control Account, We may receive a profit from these assets. The Total Control Account is not insured by the FDIC or any other governmental agency.

                                 ANNUITY PERIOD

--------------------------------------------------------------------------------

ELECTION OF ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY

You can select an Annuity Commencement Date at the time You apply for a Contract. In no instance shall the Annuity Commencement Date be later than ten years after the Contract Date or, if We agree, a later date not to exceed the Annuitant's 90th birthday, or in New York State, for Contracts issued on or after February 28, 2007, the Annuitant's 95th birthday, subject to the laws and regulations then in effect. Within 30 days before Your Annuity Commencement Date, You may elect to have all or a portion of Your Cash Surrender Value paid in a lump sum on Your Annuity Commencement Date. Or, at least 30 days before the Annuity Commencement Date, You may elect to have Your Cash Value or a portion thereof (less applicable Premium Taxes, if any) distributed under any of the annuity options described below. If option 5 "Payments for a Designated Period" is elected in the first Contract Year, the Cash Surrender Value will be applied (other than in New York, where You may not annuitize until You have held the Contract for thirteen months).

If no option is elected for nonqualified Contracts, the Cash Value will be applied on the Annuity Commencement Date under the second option to provide a life annuity with 120 monthly payments certain. For Qualified Contracts, the Cash Value will be applied to option 4, to provide a joint and last life annuity. This Contract may not be surrendered once Annuity Payments begin, except with respect to option 6.

MISSTATEMENT

We may require proof of age of the Contract Owner, Beneficiary or Annuitant before making any payments under this Contract that are measured by the Contract Owner's, Beneficiary's or Annuitant's life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age.

Once Annuity Payments have begun, the amount of any overpayments or underpayments will be deducted from or added to the payment or payments made after the adjustment. In certain states, We are required to pay interest on any underpayments.

CHANGE OF ANNUITY COMMENCEMENT DATE OR ANNUITY OPTION

You may change the Annuity Commencement Date at any time as long as such change is made in writing and is received by Us at least 30 days before the scheduled Annuity Commencement Date. Once an annuity option has begun, it may not be changed.

ANNUITY OPTIONS


Any one of the following annuity options may be elected. Annuity Payments may be available on a monthly, quarterly, semiannual or annual basis. The minimum amount that may be applied to annuity options is $2,000 unless We consent to a smaller amount. Where required by state law or under a qualified retirement plan, the Annuitant's sex will not be taken into account in calculating Annuity Payments. Annuity rates will not be less than the rates guaranteed by the Contract at the time of purchase. Due to underwriting, administrative or Code considerations, the choice of percentage reduction and/or the duration of the guarantee period may be limited.


Option 1 -- Life Annuity -- NO REFUND: The Company will make Annuity Payments during the lifetime of the Annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for Beneficiaries.

Option 2 -- Life Annuity With 120, 180, or 240 Monthly Payments Assured: The Company will make monthly Annuity Payments during the lifetime of the Annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180, or 240 months as elected, We will continue making payments to the Beneficiary during the remainder of the period.

Option 3 -- Cash Refund Life Annuity: The Company will make Annuity Payments during the lifetime of the Annuitant. Upon the death of the Annuitant, the Beneficiary will receive a payment equal to the Cash Value applied to this option on the Annuity Commencement Date minus the dollar amount of Annuity Payments already paid.

Option 4 -- Joint And Last Survivor Life Annuity -- NO REFUND: The Company will make Annuity Payments during the joint lifetime of the Annuitant and a second person. On the death of either person, We will continue making payments to the survivor. No further payments will be made following the death of the survivor.

Option 5 -- Payments For A Designated Period: We will make periodic payments guaranteed for the number of years selected which may be from five to thirty years. Please note that option 5 may not satisfy minimum required distribution rules for Qualified Contracts. Consult a tax advisor before electing this option.

Option 6 -- Annuity Proceeds Settlement Option: Proceeds from the death benefit may be left with the Company for a period not to exceed five years from the date of the Owner's or Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the same Guarantee Period and continue to earn the same Guaranteed Interest Rate as at the time of death. If the Guarantee Period ends before the end of the five-year period, the Beneficiary may elect a new Guarantee Period with a duration not to exceed the time remaining in the period of five years from the date of the Owner's or Annuitant's death. Full or partial surrenders may be made at any time. In the event of surrenders, the remaining Cash Value will equal the proceeds left with the Company, minus any surrender charge and applicable Premium Tax, plus any interest earned. A Market Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period.

Option 7 -- Other Annuity Options: We will make any other arrangements for Annuity Payments as may be mutually agreed upon by You and Us.

The tables in the Contract reflect guaranteed dollar amounts of monthly payments for each $1,000 applied under the first five annuity options listed above. Under options 1, 2 or 3, the amount of each payment will depend upon the age (and, for nonqualified Contracts, where not prohibited by state law, sex) of the Annuitant at the time the first payment is due. Under option 4, the amount of each payment will depend upon the payees' ages at the time the first payment is due (and, for nonqualified Contracts, where not prohibited by state law, the sex of both payees). Annuity rates will not be less than those guaranteed in the Contract.

The tables for options 1, 2, 3 and 4 are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The table for option 5 is based on a net investment rate of 3% per annum. If mortality appears more favorable and interest rates so justify, at Our discretion, We may apply other tables which will result in higher payments for each $1,000 applied under one or more of the first five annuity options.

ANNUITY PAYMENT

The first payment under any annuity option will be made on the first day of the month following the Annuity Commencement Date. Subsequent payments will be made in accordance with the manner of payment selected and are based on the first payment date.

The option elected must result in a payment at least equal to the minimum payment amount according to Company rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable to the Annuitant.

Once Annuity Payments have begun, no surrender of the annuity benefit can be made for the purpose of receiving a lump-sum settlement.

DEATH OF ANNUITANT AFTER THE ANNUITY COMMENCEMENT DATE

If the Annuitant dies after the Annuity Commencement Date, any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect.


                                SEPARATE ACCOUNTS

--------------------------------------------------------------------------------





GENERALLY



The Separate Accounts' assets are solely for the benefit of those who invest in the Separate Accounts and no one else, including Our creditors. The assets of the Separate Accounts are held in Our name on behalf of the Separate Accounts and legally belong to Us. All the income, gains and losses (realized or unrealized) resulting from these assets are credited to or charged against the Contracts issued from the Separate Accounts without regard to Our other business.



We are obligated to pay all money We owe under the Contracts -- such as death benefits and income payments -- even if that amount exceeds the assets in the Separate Accounts. Any such amount that exceeds the assets in the Separate Accounts is paid from Our general account. Amounts paid from the general account are subject to the financial strength and claims paying ability of the Company and Our long term ability to make such payments. We issue other annuity contracts and life insurance policies where We pay all money We owe under those contracts and policies from our general account. The Company is regulated as an insurance company under state law, which includes generally limits on the amount and type of investments in its general account. However, there is no guarantee that We will be able to meet Our claims paying obligations; there are risks to purchasing any insurance product.



SEPARATE ACCOUNT MGA



Purchase Payments made to this Contract are invested in the Separate Account MGA. We have exclusive and absolute ownership and control of the assets of the Separate Account MGA. It is a non-unitized Separate Account and, to the extent such assets are attributable to Your Purchase Payments, it is not chargeable with liabilities arising out of any other business that We may conduct. You do not share in the investment performance of assets allocated to the Separate Account MGA. Income, gains and losses, whether or not realized, from assets allocated to Separate Account MGA shall be charged against Separate Account MGA without regard to Our other income, gains or losses. The obligations under this Contract are independent of the investment performance of Separate Account MGA and are Our obligations.



We will maintain assets with an aggregate market value at least equal to the greatest of:



     (i) an amount equal to the aggregate Cash Surrender Values of the Contracts funded by Separate Account MGA (as adjusted by the Market-Value Adjustment formula)



     (ii) an amount equal to the reserves of the Contracts funded by Separate Account MGA



     (iii)an amount of assets deemed by the qualified actuary to be sufficient to make good provision for Contract liabilities.

If the aggregate market value of such assets in Separate Account MGA should fall below such amount, We will establish a liability payable to Separate Account MGA into the Separate Account so that the aggregate market value for Separate Account MGA's assets is at least equal to such amount.



SEPARATE ACCOUNT MGA II



Please note that since December 7, 2007, no Purchase Payments that have been made to the Contract have been invested in Separate Account MGA II. Thus , the following information pertains to Contracts that had Purchase Payments invested in Separate Account MGA II prior to this date. Purchase Payments made to this Contract are invested in the Separate Account MGA II. We have exclusive and absolute ownership and control of the assets of the Separate Account MGA II. It is a non-unitized Separate Account and is not chargeable with the liabilities arising out of any other business that We may conduct. You do not share in the investment performance of assets allocated to Separate Account MGA II. Income, gains and losses, whether or not realized, from assets allocated to Separate Account MGA II shall be charged against Separate Account MGA II without regard to Our other income, gains, or losses. The obligations under the Contract are independent of the investment performance of Separate Account MGA II and are Our obligations.



We will maintain in Separate Account MGA II assets with an aggregate market value at least equal to the greatest of:



     (i) an amount equal to the aggregate Cash Surrender Values of the Contracts funded by Separate Account MGA II (as adjusted by the Market-Value Adjustment formula)



     (ii) an amount equal to the reserves of the Contracts funded by Separate Account MGA II


     (iii)an amount of assets deemed by the qualified actuary to be sufficient to make good provision for the Contract liabilities.


If the aggregate market value of such assets should fall below such amount, We will transfer assets into Separate Account MGA II so that the market value for Separate Account MGA II's assets is at least equal to such amount.


                           INVESTMENTS BY THE COMPANY

--------------------------------------------------------------------------------


We must invest Our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. Purchase Payments made to Contracts issued by the MetLife Insurance Company of Connecticut are invested in MetLife of CT Separate Account MGA or MetLife of CT Separate Account MGA II. MetLife Separate Account MGA is a non-unitized Separate Account and to the extent such assets are attributable to Your Purchase Payments amounts invested in MetLife of CT Separate Account MGA are not chargeable with liabilities arising out of any other business that the Company may conduct. MetLife of CT Separate Account MGA II is a non-unitized Separate Account and is not chargeable with liabilities arising out of any other business that the Company may conduct. Owners do not share in the investment performance of assets allocated to the Separate Accounts. The obligations under the Contract are independent of the investment performance of the Separate Accounts and are the obligations of the Company.


In establishing Guaranteed Interest Rates, the Company will consider the yields on fixed income securities that are part of the Company's current investment strategy for the Contracts at the time that the Guaranteed Interest Rates are established. (See "Establishment of Guaranteed Interest Rates".) The current investment strategy for the Contracts is to invest in fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes our investment strategy, We are not obligated to follow any particular strategy except as may be required by federal and state laws.

                                ANNUAL STATEMENT

--------------------------------------------------------------------------------

At the end of each calendar year, You will receive a statement that will show:

     -    Your Account Value as of the end of the preceding year;

     -    all transactions regarding Your Contract during the year;

     -    Your Account Value at the end of the current year; and

     -    the interest credited to Your Contract.

                           AMENDMENT OF THE CONTRACTS

--------------------------------------------------------------------------------

We reserve the right to amend the Contracts to comply with applicable federal or state laws or regulations. We will notify You in writing of any such amendments.

                           ASSIGNMENT OF THE CONTRACTS

--------------------------------------------------------------------------------

Our rights as evidenced by a Contract may be assigned as permitted by applicable law with Our consent. An assignment will not be binding upon Us until We receive notice from You in writing. We assume no responsibility for the validity or effect of any assignment. You should consult Your tax adviser regarding the tax consequences of an assignment.

                          DISTRIBUTION OF THE CONTRACTS

--------------------------------------------------------------------------------

DISTRIBUTION AND PRINCIPAL UNDERWRITING AGREEMENT

The Company has appointed MetLife Investors Distribution Company ("MLIDC") to serve as the principal underwriter and distributor of the securities offered through this prospectus, pursuant to the terms of a Distribution and Principal Underwriting Agreement. MLIDC, which is an affiliate of the Company, also acts as the principal underwriter and distributor of other annuity contracts and variable annuity contracts and variable life insurance policies issued by the Company and its affiliated companies. The Company reimburses MLIDC for expenses MLIDC incurs in distributing the Contracts (e.g. commissions payable to retail broker-dealers who sell the Contracts). MLIDC does not retain any fees under the Contracts. MLIDC's principal executive offices are located at 5 Park Plaza, Suite 1900, Irvine, CA 92614.


MLIDC is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority ("FINRA"). FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline 1-800-289-9999, or log on to www.finra.org. An investor brochure that includes information describing FINRA BrokerCheck is available through the Hotline or on-line.


MLIDC and the Company have entered into a selling agreement with Fidelity which is registered with the SEC and a member of FINRA. Applications for the Contract are solicited by registered representatives who are associated persons of Fidelity. Such representatives act as appointed agents of the Company under applicable state insurance law and must be licensed to sell variable insurance products. The Company intends to offer the Contract in all jurisdictions where it is licensed to do business and where the Contract is approved. The Contracts are offered on a continuous basis.

COMPENSATION

Fidelity is paid compensation for the promotion and sale of the Contracts. Registered representatives who solicit sales of the Contract typically receive a portion of the compensation payable to the broker-dealer firm. The amount the registered representative receives depends on the agreement between the firm and the registered representative. This agreement may also provide for the payment of other types of cash and non-cash compensation and other benefits. A broker-dealer firm or registered representative of a firm may receive different compensation for selling one product over another and/or may be inclined to favor one product provider over another product provider due to differing compensation rates.

We generally pay compensation as a percentage of Purchase Payments invested in the Contract. Alternatively, We may pay lower compensation on Purchase Payments but pay periodic asset-based compensation based on all or a portion of the Cash Value. The amount and timing of compensation may vary depending on the selling agreement but is not expected to exceed 6.00% of Purchase Payments (if up-front compensation is paid to registered representatives) and up to 1.50% annually of average Cash Value (if asset-based compensation is paid to registered representatives).

                           FEDERAL TAX CONSIDERATIONS

--------------------------------------------------------------------------------


The following information on taxes is a general discussion of the subject. It is not intended as tax advice. The Code is complex and subject to change regularly. Failure to comply with the tax law may result in significant adverse tax consequences and IRS penalties. Consult Your own tax advisor about Your circumstances, any recent tax developments, and the impact of state income taxation. For purposes of this section, We address Contracts and Annuity Payments under the Contracts together.


You should read the general provisions and any sections relating to Your type of annuity to familiarize Yourself with some of the tax rules for Your particular Contract.

You are responsible for determining whether Your purchase of a Contract, withdrawals, Annuity Payments and any other transactions under Your Contract satisfy applicable tax law. We are not responsible for determining if Your employer's plan or arrangement satisfies the requirements of the Code and/or ERISA.


Where otherwise permitted under the Contract, the transfer of ownership of a Contract, the designation or change in designation of an Annuitant, payee or other Beneficiary who is not also a Contract Owner, the selection of certain Maturity Dates, the exchange of a Contract, or the receipt of a Contract in an exchange, may result in income tax and other tax consequences, including additional withholding, estate tax, gift tax and generation skipping transfer tax, that are not discussed in this prospectus. Please consult Your tax advisor.



ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax advisor regarding U.S. state and foreign taxation with respect to purchasing an annuity Contract.


GENERAL

Contracts are a means of setting aside money for future needs-usually retirement. Congress recognizes how important saving for retirement is and has provided special rules in the Code.


All tax-sheltered annuities ("TSAs"), individual retirement annuities (including Simplified Employee Pensions ("SEP"s)), Keoghs and 401(k) plans receive tax deferral under the Code. Although there are no additional tax benefits by funding such retirement arrangements with an annuity, doing so offers You additional insurance benefits such as the availability of a guaranteed income for life.


Under current federal income tax law, the taxable portion of distributions and withdrawals from annuity Contracts (including TSAs, 403(a) and individual retirement annuities) are subject to ordinary income tax and are not eligible for the lower tax rates that apply to long term capital gains and qualifying dividends.

WITHDRAWALS

When money is withdrawn from Your Contract (whether by You or Your Beneficiary), the amount treated as taxable income and taxed as ordinary income differs depending on the type of annuity You purchase (e.g., individual retirement annuities or TSA) and payment method or annuity option You elect. If You meet certain requirements, Your designated Roth earnings are free from federal income taxes.

We will withhold a portion of the amount of Your withdrawal for income taxes, unless You are eligible to and elect otherwise. The amount We withhold is determined by the Code.


WITHDRAWALS BEFORE AGE 59 1/2

Because these products are intended for retirement, if You make a taxable withdrawal before age 59 1/2 You may incur a 10% tax penalty, in addition to ordinary income taxes.

As indicated in the chart below, some taxable distributions prior to age 59 1/2 are exempt from the penalty. Some of these exceptions include amounts received:


                                             --------------------------------------------
                                                            TYPE OF CONTRACT
-----------------------------------------------------------------------------------------
                                               KEOGH,
                                               401(A)
                                                AND     403(B)                      NON-
                                               401(K)    -TSA     IRA      SEP      QUAL
-----------------------------------------------------------------------------------------
In a series of substantially equal payments
made annually (or more frequently) for life      X(1)     X(1)     X        X        X
or life expectancy (SEPP)
-----------------------------------------------------------------------------------------

After You die                                    X        X        X        X        X
-----------------------------------------------------------------------------------------

After You become totally disabled (as
defined in the Code)                             X        X        X        X        X
-----------------------------------------------------------------------------------------

To pay deductible medical expenses               X        X        X        X
-----------------------------------------------------------------------------------------

After Separation from service if You are
over 55 at time of separation(1)                 X        X
-----------------------------------------------------------------------------------------

After December 31, 1999 for IRS levies           X        X        X        X
-----------------------------------------------------------------------------------------

To pay medical insurance premiums if You are
unemployed                                                         X        X
-----------------------------------------------------------------------------------------

For qualified higher education expenses,                           X        X
-----------------------------------------------------------------------------------------

For qualified first time home purchases up
to $10,000                                                         X        X
-----------------------------------------------------------------------------------------

Pursuant to qualified domestic relations
orders                                           X        X
-----------------------------------------------------------------------------------------

Certain immediate annuities providing a
series of substantially equal periodic
payments made annually (or more frequently)                                          X
over the specified payment period
-----------------------------------------------------------------------------------------




1.    You must be separated from service at the time payments begin.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ("SEPP")


If You receive systematic payments that You intend to qualify for the SEPP exception, any modifications (except due to death or disability) to Your payment before age 59 1/2 or within five years after beginning SEPP payments, whichever is later, will result in the retroactive imposition of the 10% penalty with interest. Such modification may include additional Purchase Payments or withdrawals (including tax-free transfers or rollovers of Annuity Payments) from Your contract. Consult Your tax advisor.


QUALIFIED CONTRACTS -- GENERALLY

PURCHASE PAYMENTS

Generally, all Purchase Payments will be contributed on a "before-tax" basis. This means that the Purchase Payments entitle You to a tax deduction or are not subject to current income tax.

Under some circumstances "after-tax" Purchase Payments can be made to certain annuities. These Purchase Payments do not reduce Your taxable income or give You a tax deduction.

There are different annual Purchase Payments limits for the annuities offered in this prospectus. Purchase Payments in excess of the limits may result in adverse tax consequences.

Your Contract may accept certain direct transfers and rollovers from other qualified plan accounts and contracts: such transfers and rollovers are generally not subject to annual limitations on Purchase Payments.

WITHDRAWALS, TRANSFERS AND INCOME PAYMENTS

Because Your Purchase Payments are generally on a before-tax basis, You generally pay income taxes on the full amount of money You withdraw as well as income earned under the Contract. Withdrawals and Annuity Payments attributable to any after-tax contributions are not subject to income tax (except for the portion of the withdrawal or payment allocable to earnings).

If certain requirements are met, You may be able to transfer amounts in Your Contract to another eligible retirement plan or individual retirement annuity. For 457(b) plans maintained by non-governmental employers, if certain conditions are met, amounts may be transferred into another 457(b) plan maintained by a non-governmental employer.

Your Contract is not forfeitable (e.g., not subject to claims of Your creditors) and You may not transfer it to someone else. An important exception is that Your account may be transferred pursuant to a qualified domestic relations order
(QDRO).

Please consult the specific section for the type of annuity You purchased to determine if there are restrictions on withdrawals, transfers or Annuity Payments.

Minimum distribution requirements also apply to the Contracts. These are described separately later in this section.

Certain mandatory distributions made to Participant in an amount in excess of $1,000 (but less than $5,000) must be automatically rolled over to an individual retirement annuity designated by the plan, unless the Participant elects to receive it in cash or roll it over to a different individual retirement annuity or eligible retirement plan.

ELIGIBLE ROLLOVER DISTRIBUTIONS AND 20% MANDATORY WITHHOLDING

We are required to withhold 20% of the taxable portion of Your withdrawal that constitutes an "eligible rollover distribution" for federal income taxes. We are not required to withhold this money if You direct us, the trustee or the custodian of the plan, to directly rollover Your eligible rollover distribution to a traditional individual retirement annuity or another eligible retirement plan.

Generally, an "eligible rollover distribution" is any taxable amount You receive from Your Contract. (In certain cases, after-tax amounts may also be considered eligible rollover distributions). However, it does not include taxable distributions such as:

     -    Withdrawals made to satisfy minimum distribution requirements

     -    Certain withdrawals on account of financial hardship

Other exceptions to the definition of eligible rollover distribution may exist.

For taxable withdrawals that are not "eligible rollover distributions," the Code requires different withholding rules. The withholding amounts are determined at the time of payment. In certain instances, You may elect out of these withholding requirements. You may be subject to the 10% penalty tax if You withdraw taxable money before You turn age 59 1/2.

MINIMUM DISTRIBUTION REQUIREMENTS


Generally, You must begin receiving retirement plan withdrawals by April 1 of the latter of:


     -    the calendar year following the year in which You reach age 70 1/2 or

     - the calendar year following the calendar year You retire, provided You do not own 5% or more of Your employer.

For individual retirement annuities, You must begin receiving withdrawals by April 1 of the year in which You reach age 70 1/2 even if You have not retired.


You (and after Your death, Your designated Beneficiaries) generally do not have to take the required minimum distribution ("RMD") for 2009. If Your first RMD would have been due by April 1, 2010, You are not required to take such distribution; however, Your 2010 RMD is due by December 31, 2010. For after-death RMDs, the five year rule is applied without regard to calendar year 2009. For instance, for a Contract Owner who died in 2007, the five year period would end in 2013 instead of 2012. This RMD waiver does not apply if You are receiving Annuity Payments under Your Contract. The RMD rules are complex, so consult with Your tax advisor because the application of these rules to Your particular circumstances may have been impacted by the 2009 RMD waiver.



In general the amount of required minimum distribution (including death benefit distributions discussed below) must be calculated separately with respect to each 403(b) arrangement, but then the aggregate amount of the required distribution may be taken under the tax law from any one or more of the Participant's several 403(b) arrangements. Otherwise, You may not satisfy minimum distributions for an employer's qualified Plan (i.e., 401(a), 403(a), 457(b)) with distributions from another qualified Plan of the same or a different employer.



Complex rules apply to the calculation of these withdrawals. A tax penalty of 50% applies to withdrawals which should have been taken but were not.


In general the amount of required minimum distribution (including death benefit distributions discussed below) must be calculated separately with respect to each individual retirement annuity or SEP individual retirement annuity, but then the aggregate amount of the required distribution may be generally taken under the tax law for the individual retirement annuities /SEP individual retirement annuities from any one or more of the taxpayer's individual retirement annuities /SEP individual retirement annuities.

You may not satisfy minimum distributions for one type of qualified Plan with distributions from an account or annuity contract under another type of qualified Plan (e.g. individual retirement annuity and 403(b)).

In general, income tax regulations permit annuity payments to increase with respect to actuarial gains. Additionally, these regulations permit payments under immediate annuities to increase due to a full withdrawal or to a partial withdrawal under certain circumstances.


The regulations also require that the value of benefits under a Contract including certain death benefits in excess of cash value must be added to the amount credited to Your account in computing the amount required to be distributed over the applicable period. You should consult Your own tax advisor as to how these rules affect Your own Contract. We will provide You with additional information regarding the amount that is subject to minimum distribution under this rule.



If You intend to receive Your minimum distributions which are payable over the joint lives of You and a Beneficiary who is not Your spouse (or over a period not exceeding the joint life expectancy of You and Your non-spousal Beneficiary), be advised that federal tax rules may require that payments be made over a shorter period or may require that payments to the Beneficiary be reduced after Your death to meet the minimum distribution incidental benefit rules and avoid the 50% excise tax. Consult Your tax advisor.


DEATH BENEFITS

The death benefit is taxable to the recipient in the same manner as if paid to the Contract Owner (under the rules for withdrawals or Annuity Payments, whichever is applicable).


Generally, if You die before required minimum distribution withdrawals have begun, We must make payment of Your entire interest by December 31st of the year that is the fifth anniversary of Your death or begin making payments over a period and in a manner allowed by the Code to Your Beneficiary by December 31st of the year after Your death. Consult Your tax advisor because the application of these rules to Your particular circumstances may have been impacted by the 2009 RMD waiver (see Minimum Distribution Requirements section for additional information).


If Your spouse is Your Beneficiary, and Your Contract permits, Your spouse may delay the start of these payments until December 31 of the year in which You would have reached age 70 1/2. Alternatively, if Your spouse is Your sole Beneficiary and Your Contract is an individual retirement annuity, he or she may elect to rollover the death proceeds into his or her own individual retirement annuity (or, if You meet certain requirements, a Roth individual retirement annuity and pay tax on the taxable portion of the death proceeds in the year of the rollover) and treat the individual retirement annuity (or Roth individual retirement annuity) as his or her own.

If Your spouse is Your Beneficiary, Your spouse may also be able to rollover the death proceeds into another eligible retirement plan in which he or she participates, if permitted under the receiving plan.


Under federal tax rules, a same-sex spouse is treated as a non-spouse beneficiary.


If Your spouse is not Your Beneficiary and Your Contract permits, Your Beneficiary may also be able to rollover the death proceeds via a direct trustee-to-trustee transfer into an inherited individual retirement annuity. However, such Beneficiary may not treat the inherited individual retirement annuity as his or her own individual retirement annuity. Starting in 2010, certain employer plans (i.e. 401(a), 403(a), 403(b), and governmental 457 plans) are required to permit a non-spouse direct trustee-to-trustee rollover.

If You die after required distributions begin, payments of Your entire remaining interest must be made in a manner and over a period as provided under the Code (and any applicable regulations).

If an individual retirement annuity Contract is issued in Your name after Your death for the benefit of Your designated Beneficiary with a Purchase Payment which is directly transferred to the Contract from another individual retirement annuity or eligible retirement plan, the death benefit must continue to be distributed to Your Beneficiary's Beneficiary in a manner at least as rapidly as the method of distribution in effect at the time of Your Beneficiary's death.

INCIDENTAL BENEFITS

Certain death benefits may be considered incidental benefits under a tax qualified plan, which are limited under the Code. Failure to satisfy these limitations may have adverse tax consequences to the plan and to the Participant.


Where otherwise permitted to be offered under annuity contracts issued in connection with qualified plans, the amount of life insurance is limited under the incidental death benefit rules. You should consult Your own tax advisor prior to purchase of the Contract under any type of 403(b) arrangement or qualified plan as a violation of these requirements could result in adverse tax consequences to the plan and to the Participant including current taxation of amounts under the Contract.



TAX SHELTERED ANNUITIES (ERISA AND NON-ERISA) -- 403(B)


GENERAL


Tax Sheltered Annuities fall under Section 403(b) of the Code, which provides certain tax benefits to eligible employees of public school systems and organizations that are tax exempt under Section 501(c)(3) of the Code.


In general contributions to 403(b) arrangements are subject to contribution limitations under Section 415(c) of the Code (the lesser of 100% of includable compensation or the applicable limit for the year).

On July 26, 2007, final 403(b) regulations were issued by the U.S. Treasury which will impact how We administer Your 403(b) Contract. In order to satisfy the 403(b) final regulations and prevent Your Contract from being subject to adverse tax consequences including potential penalties, contract exchanges after September 24, 2007 must, at minimum, meet the following requirements: (1) the plan must allow the exchange, (2) the exchange must not result in a reduction in the Participant or Beneficiary's accumulated benefit, (3) the receiving contract includes distribution restrictions that are no less stringent that those imposed on the contract being exchanged, and (4) the employer enters into an agreement with the issuer of the receiving contract to provide information to enable the contract provider to comply with Code requirements. Such information would include details concerning severance from employment, hardship withdrawals, loans and tax basis. You should consult Your tax or legal counsel for any advice relating to Contract exchanges or any other matter relating to these regulations.

WITHDRAWALS AND ANNUITY PAYMENTS

If You are under 59 1/2, You generally cannot withdraw money from Your TSA Contract unless the withdrawal:

     - Relates to Purchase Payments made prior to 1989 (and pre-1989 earnings on those Purchase Payments).

     - Is directly transferred to another permissible investment under 403(b) arrangements;

     - Relates to amounts that are not salary reduction elective deferrals if Your plan allows it;

     - Occurs after You die, leave Your job or become disabled (as defined by the Code);

     - Is for financial hardship (but only to the extent of Purchase Payments) if Your plan allows it;

     - Relates to distributions attributable to certain TSA Plan terminations if the conditions of the new income tax regulations are met;

     -    Relates to rollover or after-tax contributions; or

     - Is for the purchase of permissive service credit under a governmental defined benefit plan.


Recent income tax regulations also provide certain new restrictions on withdrawals of amounts from tax sheltered annuities that are not attributable to salary reduction contributions. Under these regulations, a Section 403(b) Contract is permitted to distribute retirement benefits to distribute retirement benefits attributable to pre-tax contributions other than elective deferrals to the Participant no earlier than upon the earlier of the Participant's severance from employment or upon the prior occurrence of some event such as after a fixed number of years, the attainment of a stated age, or disability.


DESIGNATED ROTH ACCOUNT FOR 403(B) PLANS

Employers that established and maintain a TSA/ 403(b) plan ("the Plan") may also establish a Qualified Roth Contribution Program under Section 402A of the Code ("Designated Roth Accounts") to accept after tax contributions as part of the TSA Plan. In accordance with Our administrative procedures, We may permit these contributions to be made as Purchase Payments to a 403(b) Contract under the following conditions:

     - The employer maintaining the Plan has demonstrated to Our satisfaction that Designated Roth Accounts are permitted under the Plan.

     - In accordance with Our administrative procedures, the amount of elective deferrals has been irrevocably designated as an after-tax contribution to the Designated Roth Account.

     - All state regulatory approvals have been obtained to permit the Contract to accept such after-tax elective deferral contributions (and, where permitted under the Qualified Roth Contribution Program and the Contract, rollovers and trustee-to trustee transfers from other Designated Roth Accounts).

     - In accordance with Our procedures and in a form satisfactory to Us, We may accept rollovers from other funding vehicles under any Qualified Roth Contribution Program of the same type in which the employee participates as well as trustee-to-trustee transfers from other funding vehicles under the same Qualified Roth Contribution Program for which the Participant is making elective deferral contributions to the Contract.

     - No other contribution types (including employer contributions, matching contributions, etc.) will be allowed as designated Roth contributions, unless they become permitted under the Code.

     - If permitted under the federal tax law, We may permit both pre-tax contributions under a 403(b) Plan as well as after-tax contributions under that Plan's Qualified Roth Contribution Program to be made under the same Contract as well as rollover contributions and contributions by trustee-to-trustee transfers. In such cases, We will account separately for the designated Roth contributions and the earnings thereon from the contributions and earnings made under the pre-tax TSA Plan (whether made as elective deferrals, rollover contributions or trustee-to-trustee transfers). As between the pre-tax or traditional plan and the Qualified Roth Contribution Program, We will allocate any living benefits or death benefits provided under the Contract on a reasonable basis, as permitted under the tax law.

     - We may refuse to accept contributions made as rollovers and trustee-to trustee transfers, unless We are furnished with a breakdown as between Participant contributions and earnings at the time of the contribution.


You and Your employer should consult their own tax and legal advisors prior to making or permitting contributions to be made to a Qualified Roth Contribution Program.

The IRS was given authority in the final Roth account regulations to issue additional guidance addressing the potential for improper transfers of value to Roth accounts due to the allocation of contract income, expenses, gains and losses. The IRS has not issued the additional guidance and, as a result, there is uncertainty regarding the status of Roth accounts and particularly Roth accounts under annuity contracts that allocate charges for guarantees. You should consult Your tax or legal counsel for advice relating to Roth accounts and other matters relating to the final Roth account regulations.

SECTION 403(B) COLLATERALIZED LOANS

If Your employer's plan and TSA Contract permits loans, such loans will be made only up to certain limits. In that case, We credit Your account balance up to the amount of the outstanding loan balance with a rate of interest that is less than the interest rate We charge for the loan.

The Code and applicable income tax regulations limit the amount that may be borrowed from Your Contract and all of Your employer plans in the aggregate and also require that loans be repaid, at a minimum, in scheduled level payments over a proscribed term.


Your employer's plan and Contract will indicate whether loans are permitted. The terms of the loan are governed by the Contract and loan agreement. Failure to satisfy loan limits under the Code or to make any scheduled payments according to the terms of Your loan agreement and federal tax law could have adverse tax consequences. Consult Your tax advisor and read Your loan agreement and Contract prior to taking any loan.


INDIVIDUAL RETIREMENT ANNUITIES ("IRAS")

TRADITIONAL IRAS, ROTH IRA AND SEPS

The sale of a Contract for use with an IRA may be subject to special disclosure requirements of the IRS. Purchasers of a Contract for use with IRAs will be provided with supplemental information required by the IRS or other appropriate agency. A Contract issued in connection with an IRA may be amended as necessary to conform to the requirements of the Code.

IRA Contracts may not invest in life insurance. The Contract may offer death benefits that in some cases exceed the greater of the Purchase Payments or the Account Value which could conceivably be characterized as life insurance.

Generally, except for Roth IRAs, IRAs can accept deductible (or pre-tax) Purchase Payments. Deductible or pre-tax Purchase Payments will be taxed when distributed from the Contract.

You must be both the Contract Owner and the Annuitant under the Contract. Your IRA annuity is not forfeitable and You may not transfer, assign or pledge it to someone else. You are not permitted to borrow from the Contract. You can transfer Your IRA proceeds to a similar IRA, certain eligible retirement plans of an employer without incurring federal income taxes if certain conditions are satisfied.


Consult Your tax advisor prior to the purchase of the Contract as a Traditional IRA, Roth IRA or SEP.


TRADITIONAL IRA ANNUITIES

PURCHASE PAYMENTS

Purchase Payments (except for permissible rollovers and direct transfers) are generally not permitted after the calendar year in which You attain age 69 1/2.

Except for permissible rollovers and direct transfers, Purchase Payments to Traditional and Roth IRAs for individuals under age 50 are limited to the lesser of 100% of compensation or the deductible amount established each year under the Code. A Purchase Payment up to the deductible amount can also be made for a non-working spouse provided the couple's compensation is at least equal to their aggregate contributions. See IRS Publication 590 available at www.irs.gov. for additional information.

     - Individuals age 50 or older can make an additional "catch-up" Purchase Payments (assuming the individual has sufficient compensation).

     - If You are an active Participant in a retirement plan of an employer, Your contributions may be limited.

     - Purchase Payments in excess of these amounts may be subject to a penalty tax.

     - If contributions are being made under a SEP or a SAR-SEP plan of Your employer, additional amounts may be contributed as permitted by the Code and the terms of the employer's plan.

     - These age and dollar limits do not apply to tax-free rollovers or transfers from other IRAs or other eligible retirement plans.

     - If certain conditions are met, You can change Your Traditional IRA Purchase Payment to a Roth IRA before You file Your income tax return (including filing extensions).

WITHDRAWALS AND ANNUITY PAYMENTS


Withdrawals (other than tax free transfers or rollovers to other individual retirement arrangements or eligible retirement Plans) and Annuity Payments are included in income except for the portion that represents a return of non-deductible Purchase Payments. This portion is generally determined based on a ratio of all non-deductible Purchase Payments to the total values of all Your Traditional IRAs. We will withhold a portion of the amount of Your withdrawal for income taxes, unless You elect otherwise. The amount We withhold is determined by the Code. Also see general section titled "Withdrawals" above.


DEATH BENEFITS

The death benefit is taxable to the recipient in the same manner as if paid to the Contract Owner (under the rules for withdrawals or Annuity Payments, whichever is applicable).


Generally, if You die before required minimum distribution withdrawals have begun, We must make payment of Your entire interest by December 31st of the year that is the fifth anniversary of Your death or begin making payments over a period and in a manner allowed by the Code to Your Beneficiary by December 31st of the year after Your death. Consult Your tax advisor because the application of these rules to Your particular circumstances may have been impacted by the 2009 RMD waiver (see Minimum Distribution Requirements for additional information).


If Your spouse is Your Beneficiary, and Your Contract permits, Your spouse may delay the start of these payments until December 31 of the year in which You would have reached age 70 1/2. Alternatively, if Your spouse is Your Beneficiary, he or she may elect to continue as "Contract Owner" of the Contract.


Under federal tax rules, a same-sex spouse is treated as a non-spouse beneficiary.


If You die after required distributions begin, payments of Your entire remaining interest must be made in a manner and over a period as provided under the Code (and any applicable regulations).

If the Contract is issued in Your name after Your death for the benefit of Your designated Beneficiary with a Purchase Payment which is directly transferred to the Contract from another IRA You owned, the death benefit must continue to be distributed to Your Beneficiary's Beneficiary in a manner at least as rapidly as the method of distribution in effect at the time of Your Beneficiary's death.

SEP ANNUITIES

The Code provides for certain contribution limitations and eligibility requirements under SEP arrangements. The minimum distribution requirements are generally the same as Traditional IRAs. There are some differences in the contribution limits and the tax treatment of certain premature distribution rules, transfers and rollovers.

ROTH IRA ANNUITIES

GENERAL

Roth IRAs are different from other IRAs because You have the opportunity to enjoy tax-free earnings. However, You can only make after-tax Purchase Payments to a Roth IRA.

PURCHASE PAYMENTS

Roth IRA Purchase Payments for individuals under age 50 are non-deductible and are limited, in a manner similar to IRAs, to the lesser of 100% of compensation or the annual deductible IRA amount. This limit includes contributions to all Your Traditional and Roth IRAs for the year. Individuals age 50 or older can make an additional "catch- up" Purchase Payment each year (assuming the individual has sufficient compensation).

You may contribute up to the annual Purchase Payment limit if Your modified adjusted gross income does not exceed certain limits. Purchase Payments are phased out depending on Your modified adjusted gross income and Your filing status. For additional information see IRS Publication 590 available at www.irs.gov.


Further, with respect to Traditional IRA amounts which were converted to a Roth IRA, such conversion must have occurred at least five years prior to purchase of this Contract. Consult Your independent tax advisor.


Annual Purchase Payments limits do not apply to a rollover from a Roth IRA to another Roth IRA or a conversion from a Traditional IRA to a Roth IRA. You can contribute to a Roth IRA after age 70 1/2. If certain conditions are met, You can change Your Roth IRA contribution to a Traditional IRA before You file Your income return (including filing extensions).


Roth IRAs may also accept a rollover from other types of eligible retirement plans (e.g., 403(b), 401(a), and 457(b) plans of a state or local government employer) if Code requirements are met. The taxable portion of the proceeds are subject to income tax in the year the rollover distribution occurs.


If You exceed the Purchase Payment limits You may be subject to a tax penalty.

WITHDRAWALS

Generally, withdrawals of earnings from Roth IRAs are free from federal income tax if they meet the following two requirements:

     - The withdrawal is made at least five taxable years after Your first Purchase Payment to a Roth IRA, AND

     - The withdrawal is made: on or after the date You reach age 59 1/2; upon Your death or disability; or for a qualified first time home purchase (up to $10,000).


Withdrawals of earnings which do not meet these requirements are taxable and a 10% penalty tax may apply if made before age 59 1/2. See Withdrawal chart above. Consult Your tax advisor to determine if an exception applies.



Withdrawals from a Roth IRA are made first from Purchase Payments and then from earnings. Generally, You do not pay income tax on withdrawals of Purchase Payments. However, withdrawals of the taxable amounts converted from a non-Roth IRA prior to age 59 1/2 will be subject to the 10% penalty tax (unless You meet an exception) if made within 5 taxable years of such conversion. See withdrawals chart above.


The order in which money is withdrawn from a Roth IRA is as follows (all Roth IRAs owned by a taxpayer are combined for withdrawal purposes):

     - The first money withdrawn is any annual (non-conversion/rollover) contributions to the Roth IRA. These are received tax and penalty free.


     - The next money withdrawn is from conversion/rollover contributions from a non-Roth IRA or an eligible retirement accounts (other than a designated Roth accounts), on a first-in, first-out basis. For these purposes, distributions are treated as coming first from the portion of the conversion/rollover contribution that was subject to income tax as a result of the conversion. As previously discussed, depending upon when it occurs, withdrawals of the taxable amounts converted may be subject to a penalty tax, or result in the acceleration of inclusion of income.


     - The next money withdrawn is from earnings in the Roth IRA. This is received tax-free if it meets the requirements previously discussed; otherwise it is subject to federal income tax and an additional 10% penalty tax may apply if You are under age 59 1/2.

     - We may be required to withhold a portion of Your withdrawal for income taxes, unless You elect otherwise. The amount will be determined by the Code.

CONVERSION


You may convert/rollover an existing Traditional IRA or an eligible retirement account (other than a designated Roth account) to a Roth IRA.




Except to the extent You have non-deductible contributions, the amount converted from an existing IRA or eligible retirement account (other than a designated Roth account) into a Roth IRA is taxable. Generally, the 10% withdrawal penalty does not apply to conversions/rollovers. (See exception discussed previously.)


For conversions occurring in 2010, the taxable amount distributed (or treated as distributed) in 2010 and then converted into a Roth IRA may be included in Your taxable income ratably over 2011 and 2012 and does not have to be included in Your taxable income in 2010.



Caution: The IRS issued guidance in 2005 requiring the taxable amount converted be based on the fair market value of the entire IRA annuity contract being converted or redesignated into a Roth IRA. Such fair market value, in general, is to be determined by taking into account the value of all benefits (both living benefits and death benefits) in addition to the account balance; as well as adding back certain loads and charges incurred during the prior 12 months period. Your Contract may include such benefits, and applicable charges. Accordingly, taxpayers considering redesignating a Traditional IRA annuity into a Roth IRA annuity should consult their own tax advisor prior to converting. The taxable amount may exceed the Account Value at date of conversion.



Amounts converted from a Traditional IRA or an eligible retirement plan (other than a designated Roth account) to a Roth IRA generally will be subject to income tax withholding. The amount withheld is determined by the Code.


If You mistakenly convert or otherwise wish to change Your Roth IRA contribution to a Traditional IRA contribution, the tax law allows You to reverse Your conversion provided You do so before You file Your tax return for the year of the contribution and if certain conditions are met.

REQUIRED DISTRIBUTIONS


Required minimum distribution rules that apply to other types of IRAs while You are alive do not apply to Roth IRAs. However, in general, the same rules with respect to minimum distributions required to be made to a Beneficiary after Your death under Traditional IRAs do apply to Roth IRAs. Note, as previously mentioned, certain required minimum distributions are waived for 2009. Consult Your tax advisor because the application of these rules to Your particular circumstances may have been impacted by the 2009 RMD waiver.


Note that where payments under a Roth annuity have begun prior to Your death the remaining interest in the Contract must be paid to Your designated Beneficiary by the end of the fifth year following Your death or over a period no longer than the Beneficiary's remaining life expectancy at the time You die.

DEATH BENEFITS

Generally, when You die we must make payment of Your entire interest by the December 31st of the year that is the fifth anniversary of Your death or begin making payments over a period and in a manner allowed by the Code to Your Beneficiary by December 31st of the year after Your death.

If Your spouse is Your Beneficiary, Your spouse may delay the start of required payments until December 31st of the year in which You would have reached age
70 1/2.

If Your spouse is Your Beneficiary, he or she may elect to continue as "Contract Owner" of the Contract.

KEOGH


A Keogh plan is generally a qualified retirement plan (defined contribution or defined benefit) that covers a self-employed person. Other employees may also be covered. Special rules apply to contribution limits in the case of a self-employed person. Please consult Your tax advisor about Your particular situation. See the "Qualified Contracts -- Generally" heading under this section for a brief description of the tax rules that apply to Keoghs.

401(K)


The tax rules regarding retirement plans are complex. We do not give tax advice. Please consult Your tax advisor about Your particular situation. See the "Qualified Contracts -- Generally" heading under this section for a brief description of the tax rules that apply to 401(k)s.


NON-QUALIFIED ANNUITIES

     - Purchase Payments to non-qualified Contracts are on an "after-tax" basis, so You only pay income taxes on Your earnings. Generally, these earnings are taxed when received from the Contract.

     - Under the Code, withdrawals need not be made by a particular age. However, it is possible that the IRS may determine that the Contract must be surrendered or Annuity Payments must commence by a certain age (e.g., 85 or older) or Your Contract may require that You commence payments by a certain age.


     - Your non-qualified Contract may be exchanged for another non-qualified annuity or a qualified long-term care contract under Section 1035 without paying income taxes if certain Code requirements are met. Once Annuity Payments have commenced, You may not be able to transfer withdrawals to another non-qualified annuity contract or a qualified long-term care contract in a tax-free Section 1035 exchange.



     - The IRS recently issued guidance under which direct transfers of less than the entire account value from one non-qualified annuity to another non-qualified annuity ("partial exchange") on or after June 30, 2008, may be treated as a taxable withdrawal rather than a non-taxable exchange under certain circumstances. Such circumstances generally include situations where amounts are withdrawn or income payments are made from either contract involved in the partial exchange within a period of twelve months following the transfers. Certain exceptions may apply. It is not clear whether this guidance applies to a partial exchange involving a qualified long-term care contract. Consult Your own independent tax advisor prior to a partial exchange.



     - Consult Your tax advisor prior to changing the Annuitant or prior to changing the date You determine to commence Annuity Payments if permitted under the terms of Your Contract. It is conceivable that the IRS could consider such actions to be a taxable exchange of annuity Contracts.


     - Where otherwise permitted under the Contract, pledges, assignments and other types of transfers of all or a portion of Your Account Value generally result in the immediate taxation of the gain in Your Contract. This rule may not apply to certain transfers between spouses.

     - Contracts issued after October 21, 1988 by the same insurance company or affiliates to an Owner in the same year are combined for tax purposes. As a result, a greater portion of Your withdrawals may be considered taxable income than You would otherwise expect.

     - When a non-natural person owns a non-qualified Contract, the annuity will generally not be treated as an annuity for tax purposes and thus loses the benefit of tax deferral. Corporations and certain other entities are generally considered non-natural persons. However, an annuity owned by a non-natural person as agent for an individual will be treated as an annuity for tax purposes.

     - In those limited situations where the annuity is beneficially owned by a non-natural person and the annuity qualifies as such for federal income tax purposes, the entity may have a limited ability to deduct interest. Certain immediate annuities under Section 72(u)(4) of the Code purchased with a single payment consisting of substantially equal periodic payments with a maturity date within 12 months of purchase may also be considered annuities for federal income tax purposes where owned by a non-natural person.

PURCHASE PAYMENTS

Although the Code does not limit the amount of Your Purchase Payments, Your Contract may limit them.

PARTIAL AND FULL WITHDRAWALS

Generally, when You (or Your Beneficiary in the case of a death benefit) make a partial withdrawal from Your non-qualified annuity, the Code treats such a partial withdrawal as: first coming from earnings (and thus subject to income tax); and then from Your Purchase Payments (which are not subject to income tax). This rule does not apply
to payments made pursuant to an annuity option under Your Contract. In the case of a full withdrawal, the withdrawn amounts are treated as first coming from Your non-taxable return of Purchase Payment and then from a taxable payment of earnings.

Generally, once the total amount treated as a return of Your Purchase Payment equals the amount of such Purchase Payment (reduced by any refund or guarantee feature as required by federal tax law), all remaining withdrawals are fully taxable. If You die before the Purchase Payment is returned, the unreturned amount may be deductible on Your final income tax return or deductible by Your Beneficiary if Annuity Payments continue after Your death. We will tell You what Your Purchase Payment was and whether a withdrawal includes a non-taxable return of Your Purchase Payment.

ANNUITY PAYMENTS

Annuity Payments are subject to an "exclusion ratio" or "excludable amount" which determines how much of each payment is treated as a non-taxable return of Your Purchase Payments and a taxable payment of earnings.

Annuity Payments and amounts received on the exercise of a withdrawal or partial withdrawal option under Your non-qualified annuity may not be transferred in a tax-free exchange into another annuity contract. In accordance with Our procedures, such amounts will instead be taxable under the rules for Annuity Payments or withdrawals, whichever is applicable.

Generally, once the total amount treated as a return of Your Purchase Payment equals the amount of such Purchase Payment (reduced by any refund or guarantee feature as required by federal tax law), all remaining Annuity Payments are fully taxable. If You die before the Purchase Payment is returned, the unreturned amount may be deductible on Your final income tax return or deductible by Your Beneficiary if Annuity Payments continue after Your death. We will tell You what Your Purchase Payment was and to what extent an Annuity Payment includes a non-taxable return of Your Purchase Payment.

The IRS has not approved the use of an exclusion ratio when only part of an Account Value is used to convert to Annuity Payments.

We will treat the application of less than Your entire Account Value under a non-qualified Contract to an annuity option (taking an annuity) as a taxable withdrawal for federal income tax purposes and also as subject to the 10% penalty tax (if You are under age 59 1/2) in addition to ordinary income tax. We will then treat the amount of the withdrawal as the purchase price of an annuity and tax report the Annuity Payments received under the rules for immediate annuities. Consult Your tax attorney prior to partially annuitizing Your Contract.

We generally will tell You how much of each Annuity Payment is a return of non-taxable Purchase Payments. We will determine such excludable amount for each Annuity Payment under the Contract as a whole by using the rules applicable to Annuity Payments in general (i.e., by dividing Your after-tax purchase price, as adjusted for any refund or guarantee feature by the number of expected Annuity Payments from the appropriate IRS table). However, it is possible that the IRS could conclude that the taxable portion of Annuity Payments under a non-qualified Contract is an amount greater (or lesser) than the taxable amount determined by Us and reported by Us to You and the IRS.

Generally, once the total amount treated as a non-taxable return of Your Purchase Payment equals Your Purchase Payment, then all remaining payments are fully taxable. We will withhold a portion of the taxable amount of Your Annuity Payment for income taxes, unless You elect otherwise. The amount We withhold is determined by the Code


If the amount of Annuity Payments received in any calendar year is less than the excludable amount applicable to the year, the excess is not allowable as a deduction. However, You may generally elect the year in which to begin to apply this excess ratably to increase the excludable amount attributable to future years. Consult Your tax advisor as to the details and consequences of making such election. Also, consult Your tax advisor as to the tax treatment of any unrecovered after-tax cost in the year that the Contract terminates.


DEATH BENEFITS

The death benefit under an annuity is generally taxable to the recipient in the same manner as if paid to the Contract Owner (under the rules for withdrawals or Annuity Payments, whichever is applicable).

If You die before the annuity starting date, as defined under Treasury Regulations, payments must begin for a period and in a manner allowed by the Code (and any regulations thereunder) to Your Beneficiary within one year of the date of Your death or, if not, payment of Your entire interest in the Contract must be made within five years of the date of Your death. If Your spouse is Your Beneficiary, he or she may elect to continue as Contract Owner.

If You die on or after the annuity starting date, as defined under Treasury Regulations, payments must continue to be made at least as rapidly as before Your death in accordance with the annuity option selected.

If You die before all Purchase Payments are returned, the unreturned amount may be deductible on Your final income tax return or excluded from income by Your Beneficiary if Annuity Payments continue after Your death.

In the case of joint Contract Owners, the above rules will be applied on the death of any Contract Owner. Where the Contract Owner is not a natural person, these rules will be applied on the death of any Annuitant (or on the change in Annuitant, if permitted under the Contract).

If death benefit payments are being made to Your designated Beneficiary and he/she dies prior to receiving the entire remaining interest in the Contract, such remaining interest will be paid out at least as rapidly as under the distribution method being used at the time of Your designated Beneficiary's death.

After Your death, if Your designated Beneficiary dies prior to electing a method for the payment of the death benefit, the remaining interest in the Contract will be paid out in a lump sum. In all cases, such payments will be made within five years of the date of Your death.

CHANGES TO TAX RULES AND INTERPRETATIONS

Changes in applicable tax rules and interpretations can adversely affect the tax treatment of Your Contract. The changes may take effect retroactively.

We reserve the right to amend Your Contract where necessary to maintain its status as an annuity Contract under federal tax law and to protect You and other Contract Owners from adverse tax consequences.

PUERTO RICO TAX CONSIDERATIONS

The Puerto Rico Internal Revenue Code of 1994 ("1994 Code") provides the following tax treatment for Contracts issued to Contract Owners in the Commonwealth of Puerto Rico.

GENERAL TAX TREATMENT OF ANNUITIES

For Puerto Rico tax purposes, amounts received as an annuity under an annuity contract are defined as amounts (determined based on a computation with reference to life expectancy and mortality tables) received in periodical installments and payable over a period longer than one year from the annuity starting date.

Annuity payments generally have two elements: a part that constitutes a return of the annuity's cost (return of capital) and a part that constitutes income.

From each annuity payment received, taxpayers must include in their gross income for income tax purposes the lower of (a) the annuity payments received during the taxable year, or (b) 3% of the aggregate premiums or consideration paid for the annuity divided by 12 and multiplied by the number of months in respect to which the installment is paid. The excess over the 3% is excluded from gross income until the aggregate premiums or consideration is recovered.

Once the annuity's cost has been fully recovered, all of the annuity payment constitutes taxable income. There is no penalty tax on early distributions from annuity contracts.

No gain or loss has to be generally recognized when certain insurance policies are exchanged for other insurance policies. These tax free exchanges include a life insurance contract for another or for an endowment or annuity contract (or a combination thereof). The total amount received, within the same taxable year, from an annuity contract issued by an eligible insurance company, may be taxed as a long-term capital gain at the rate in effect at the time of the transaction.


In the case of individuals, estates and trusts whose adjusted gross income exceeds $100,000 ($150,000 for married couples filing a joint return), a special temporary surtax of 5% will be added to the above described tax liability. The surtax is calculated taking as the basis the described tax so that the total or resulting tax liability is 105% of the tax determined. Certain credits may be used against the special surtax like the credit for taxes withheld on dividends or partnership profits distributions or the credit for foreign taxes paid to the U.S. and foreign countries. This special surtax is in effect for taxable years beginning after December 31, 2008 and before January 1,2012.


AN ANNUITY CONTRACT UNDER NON-QUALIFIED PLANS

An annuity contract may be purchased by an employer under a non-qualified stock bonus, pension, profit-sharing or annuity plan. The employer may purchase the annuity contract and transfer it to a trust created under the terms of the non-qualified plan or can make contributions to the non-qualified trust in order to provide (an) annuity contract(s) for his employees.

The Purchase Payments paid or the employer's contributions made to a trust under a plan during a taxable year of the employer which ends within or with a taxable year of the trust shall be included in the gross income of the employee, if his beneficial interest in the employer's contribution is non-forfeitable at the time the contribution is made. An employee's beneficial interest in the contributions is non-forfeitable if there is no contingency under the plan which may cause the employee to lose his rights in the contribution.

When the contributions are included in the employee's gross income, they are considered part of the consideration paid by him for the annuity. The amounts contributed by the employer constitute consideration paid by the employee which is taken into account for purposes of determining the taxable amount of each annuity payment received.

The contributions paid by the employer to or under the non-qualified plan for providing retirement benefits to the employees under an annuity or insurance contract are deductible in the taxable year when paid if the employee's rights to or derived from such employer's contribution are non-forfeitable at the time the contribution is made.

If an amount is paid on behalf of the employee during the taxable year but the rights of the employee therein are forfeitable at the time the amount is paid, no employer deduction is allowable for such amount for any taxable year.

A non-qualified plan may not be subject to certain rules which apply to a qualified plan such as rules regarding participation, vesting, and funding. Thus, non-qualified annuity plans may be used by an employer to provide additional benefits to key employees.

Since a non-qualified trust is not tax-exempt, the trust itself will be taxable on the income of the trust assets.


AN ANNUITY CONTRACT UNDER A QUALIFIED PLAN


An annuity contract may be purchased by an employer for an employee under a qualified pension, profit-sharing, stock bonus, annuity, or a cash or deferred arrangement ("CODA") plan established pursuant to Section 1165 of the 1994 Code. The employer has two alternatives: (1) purchase the annuity contract and transfer the same to the trust under the plan, or (2) make contributions to a trust under a qualified plan for the purpose of providing an annuity contract for an employee.

Qualified plans must comply with the requirements of Section 1165(a) of the 1994 Code which include, among others, certain participation requirements.

The trust created under the qualified plan is exempt from tax on its investment income.

a. Contributions

The employer is entitled, in determining its net taxable income, to claim a current income tax deduction for contributions made to the trust created under the terms of a qualified plan. However, statutory limitations on the deductibility of contributions made to the trust under a qualified plan limit the amount of funds that may be contributed each year.

b. Distributions

The amount paid by the employer towards the purchase of an annuity contract or contributed to the trust for providing annuity contracts for the employees is not required to be included in the income of the employee. However, any amount received or made available to the employee under the qualified plan is includible in the gross income of the employee in the taxable year in which received or made available.

In such case, the amount paid or contributed by the employer shall not constitute consideration paid by the employee for the variable annuity contract for purposes of determining the amount of annuity payments required to be included in the employee's gross income. Thus, amounts actually distributed or made available to any employee under the qualified plan shall be included in their entirety in the employee's gross income.

Lump-sum proceeds from a Puerto Rico qualified retirement plan due to separation from service will generally be taxed at a 20% capital gain tax rate to be withheld at the source.

A special rate of 10% may apply instead, if the plan satisfies the following requirements: (1) the plan's trust is organized under the laws of Puerto Rico, or has a Puerto Rico resident trustee and uses such trustee as paying agent; and
(2) after December 31, 2007, 10% of all plan's trust assets attributable to participants which are Puerto Rico residents must be invested in "property located in Puerto Rico" for a three-year period. If those two requirements are not satisfied, the distribution will generally be subject to the 20% tax rate. The three-year period includes the year of the distribution and the two immediately preceding years. Property located in Puerto Rico includes Shares of stock of a Puerto Rico corporation, bonds, notes and other evidence of indebtedness issued by the Commonwealth of Puerto Rico or the instrumentalities thereof.


In the case of individuals whose adjusted gross income exceeds $100,000 ($150,000 for married couples filing a joint return), a special temporary surtax of 5% will be added to the above described tax liability. The surtax is calculated taking as the basis the described tax so that the total or resulting tax liability is 105% of the tax determined. Certain credits may be used against the special surtax like the credit for taxes withheld on dividends or partnership profits distributions or the credit for foreign taxes paid to the U.S. and foreign countries. This special surtax is in effect for taxable years beginning after December 31, 2008 and before January 1,2012.


The 1994 Code does not impose a penalty tax in cases of early (premature) distributions from a qualified plan.

c. Rollover

Deferral of the recognition of income continues upon the receipt of a distribution by a participant from a qualified plan, if the total distribution is contributed to another qualified retirement plan or traditional individual retirement account for the employee's benefit no later than sixty (60) days after the distribution.

ERISA CONSIDERATIONS

In the context of a Puerto Rico qualified retirement plan trust, the IRS has recently held that the transfer of assets and liabilities from a qualified retirement plan trust under the Code to that type of plan would generally be treated as a distribution includible in gross income for U. S. income tax purposes even if the Puerto Rico retirement plan is a plan described in ERISA
Section 1022(i)(1). By contrast, a transfer from a qualified retirement plan trust under the Code to a Puerto Rico qualified retirement plan trust that has made an election under ERISA Section 1022(i)(2) is not treated as a distribution from the transferor plan for U.S. income tax purposes because a Puerto Rico retirement plan that has made an election under ERISA Section 1022(i)(2) is treated as a qualified retirement plan for purposes Code Section 401(a). The IRS has determined that the above described rules prescribing the inclusion in income of transfers of assets and liabilities to a Puerto Rico retirement plan trust described in ERISA Section 1022(i)(1) would be applicable to transfers taking effect after December 31, 2010.

AN ANNUITY CONTRACT UNDER A KEOGH PLAN

An annuity contract may be purchased for purposes of funding a self employed retirement plan under Section 1165(f) of the 1994 Code. This plan is commonly known as a Keogh plan or an HR 10 plan.

This plan permits self-employed individuals and owner-employees to adopt pension plans, profit sharing plans or annuity plans for themselves and their employees. A self-employed individual is any individual who carries on a trade or business as a sole proprietor, an independent contractor or anyone who is in business for himself or herself.

An owner-employee is any individual who owns all of an unincorporated business. In the case of a corporation of individuals or a special partnership under Subchapter K of the 1994 Code, an owner-employee is a shareholder or a partner owning more than 10% of the interest in capital or profits.

Similar to a qualified plan, the annuity contract may be purchased and be transferred to a trust, or contributions may be made to the trust for the purpose of providing an annuity contract for the trust beneficiaries.

a. Contributions

A tax deduction may be claimed for contributions made to the plan. As in other qualified plans, contributions to the plan are subject to certain statutory limits. The limit on the deduction depends on the type of plan selected.

Such contributions and the income generated from them are not taxable to the owner employee, his employees or to the self-employed individual until the funds are distributed or made available to them.

The investment income generated from the contributions made to the plan which are held in a qualified trust is tax exempt to the trust.

b. Distributions


          Distributions made under a qualified self-employed retirement plan will be subject to the rules described above for "An Annuity Contract under a Qualified Plan-Distributions and Rollover".


                      INFORMATION INCORPORATED BY REFERENCE

--------------------------------------------------------------------------------


Under the Securities Act of 1933, the Company has filed with the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts. The Company's annual report on Form 10-K was filed with the SEC on March 24, 2010 via EDGAR File No. 033-03094. The Form 10-K contains information for the period ended December 31, 2009 about the Company, including consolidated audited financial statements for the Company's latest fiscal year. The Form 10-K is incorporated by reference into this prospectus. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (such as quarterly and periodic reports) or proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year ending December 31, 2009 are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.


There have been no material changes in the Company's affairs which have occurred since the end of the latest fiscal year for which audited consolidated financial statements were included in the latest Form 10-K or which have not been described in a Form 10-Q or Form 8-K filed by the Company under the Exchange Act.

If requested, the Company will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct Your requests to the Company at, 1300 Hall Boulevard, Bloomfield, Connecticut, 06002-2910. The telephone number is 1-800-599-9460. You may also access the incorporated reports and other documents at www.metlife.com

You may also read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-202-551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

                                     EXPERTS

--------------------------------------------------------------------------------

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of the Company, its authority to issue such Contracts under Connecticut law and the validity of the forms of the Contracts under Connecticut law have been passed on by legal counsel for the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The consolidated financial statements, and the related financial statement schedules, incorporated by reference in this Registration Statement from the MetLife Insurance Company of Connecticut and subsidiaries' (the "Company's") Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph regarding changes in the Company's method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009, its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and its method of accounting for deferred acquisition costs as required by accounting guidance adopted on January 1,
2007), which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



The principal address of Deloitte & Touche LLP is Two World Financial Center, New York, NY 10281-1414.

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

                                   APPENDIX A

--------------------------------------------------------------------------------

                     INFORMATION CONCERNING QUALIFIED PLANS

Plans eligible to purchase the Contract are pension and profit sharing plans qualified under Section 401(a) of the Code, Section 403(b) plans, and eligible state deferred compensation plans under Section 457 of the Code ("Qualified Plans").

To apply for a group annuity Contract, the trustee or other applicant must complete an application or purchase order for the group annuity Contract and make a Purchase Payment. A group annuity Contract will then be issued to the applicant. While no certificates are issued, each Purchase Payment and the account established thereby are confirmed to the Contract Owner. Each account will have its own optional Guarantee Period and Guaranteed Interest Rate. Surrenders under the group annuity Contract may be made at the election of the Contract Owner, from the account established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a certificate (see "Surrenders"). Surrender values may be taken in cash or applied to purchase annuities for the Contract Owners' Qualified Plan participants.

Because there are no individual participant accounts, the qualified group annuity Contract issued in connection with a Qualified Plan does not provide for death benefits. Annuities purchased for Qualified Plan participants may provide for a payment upon the death of the Annuitant depending on the option chosen (see "Annuity Options"). Additionally, since there are no Annuitants prior to the actual purchase of an annuity by the Contract Owner, the provisions regarding the Annuity Commencement Date are not applicable.

                      THIS PAGE INTENTIONALLY LEFT  BLANK.

                                   APPENDIX B

--------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT

The application of a Market Value Adjustment may adjust up or down your Account Value. The following describes the amount the Market Value Adjustment applies to:

      Maturity Value = [ (Current Account Value -- FI) x (1 + iG) (t/365)]

                                                          1
Market Adjusted Value =   [   (Maturity Value) x  ----------------   ]
                                                  (1 + iC) (t/365)



     - where: "FI" is the available Free Interest credited for the previous Contract Year, "iG" is the Guaranteed Credited rate as stated on the contract specification page, "iC" is the current Guaranteed Interest Rate for a Guarantee Period of "t" days, where "t" is the number of days remaining in the Guarantee Period adjusted for leap years.

The total amount available to customers, prior to any charges or Premium Taxes, is: Market Adjusted Value + Free Interest.

The current Guaranteed Interest Rate is declared periodically by the Company and is based on the rate (straight line interpolation between whole years) which the Company is then paying on premiums paid under this class of Contracts with the same Maturity Date as the Purchase Payment to which the formula is being applied.

In New York State the Guaranteed Interest Rate will not be less than 3.00%.

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:          $50,000.00
Guarantee Period:          5 years
Guaranteed Interest Rate:  5.50% Effective Annual Rate


The following examples illustrate how the Market Value Adjustment may affect the values of Your Contract. In these examples, a Purchase Payment of $50,000 was made to the Contract. After one year of the Guarantee Period, the Account Value (i.e., the Purchase Payment plus accumulated interest) would be $52,750.

The Market Adjusted Value is calculated based on your then current Account Value less any available Free Interest, and is based on a rate the Company is crediting at the time on new Purchase Payments of the same term-to-maturity as the time remaining in Your Guarantee Period. One year after the Purchase Payment was made, You would have four years remaining in the five-year Guarantee Period.

EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

A negative Market Value Adjustment results when interest rates have increased since the date the Purchase Payment was made. Assume interest rates have increased one year after the Purchase Payment and the Company is crediting 7.00% for a four-year Guarantee Period.

The Maturity Value would be:
               $61,941.23 = ($52,750.00 -- $2,750) x (1 + .055)(4)

The Market Adjusted Value would be:

                                         1
$47,254.67 =   [   ($61,941.23) x  ------------   ]
                                   (1 + .07)(4)

Total amount available, prior to charges and Premium Taxes:
                       $50,004.67 = $47,254.67 + $2,750.00

EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

A positive Market Value Adjustment results when interest rates have decreased since the date the Purchase Payment was made. Assume interest rates have decreased one year after the Purchase Payment and the Company is crediting 3.50% for a four-year Guarantee Period.

The Maturity Value would be:
               $61,941.23 = ($52,750.00 -- $2,750) x (1 + .055)(4)

The Market Adjusted Value would be:

                                         1
$53,978.21 =   [   ($61,941.23) x  -------------   ]
                                   (1 + .035)(4)



Total amount available, prior to charges and Premium Taxes:
                       $56,728.21 = $53,978.21 + $2,750.00

These examples illustrate what may happen when interest rates increase or decrease from the beginning of a Guarantee Period. A particular Market Value Adjustment may have a greater or lesser impact than that shown in these examples, depending on how much interest rates have changed since the beginning of a Guarantee Period and the amount of time remaining to maturity. In addition, a surrender charge may be assessed on surrenders made before the Purchase Payment has been under the Contract for five years.

                      THIS PAGE INTENTIONALLY LEFT  BLANK.

                                      "MTM"

                             METLIFE TARGET MATURITY

                      MODIFIED GUARANTEED ANNUITY CONTRACTS

                                    ISSUED BY

                    METLIFE INSURANCE COMPANY OF CONNECTICUT

                     1300 BLOOMFIELD, CONNECTICUT 06002-2910


Book 28 April 30, 2010

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimate of Printing Costs: $4,000

Cost of Independent Registered Public Accounting Firm: $6,600

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's parent, MetLife, Inc. ("MetLife") has secured a Financial Institutions Bond in the amount of $50,000,000, subject to a $5,000,000 deductible. MetLife also maintains Directors' and Officers' Liability insurance coverage with limits of $400 million under which the Registrant and Registrant's underwriter, as well as certain other subsidiaries of MetLife are covered. A provision in MetLife, Inc.'s by-laws provides for the indemnification (under certain circumstances) of individuals serving as directors or officers of certain organizations, including the Depositor and the Underwriter.

Sections 33-770 et seq. inclusive of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is wholly successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation and in all other cases, his conduct was at least not opposed to the best interests of the corporation, and in a criminal case he had no reasonable cause to believe his conduct was unlawful; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

C.G.S. Section 33-778 provides an exclusive remedy; a Connecticut corporation cannot indemnify a director or officer to an extent either greater or lesser than that authorized by the statute, e.g., pursuant to its certificate of incorporation, by-laws, or any separate contractual arrangement. However, the statute does specifically authorize a corporation to procure indemnification insurance to provide greater indemnification rights. The premiums for such insurance may be shared with the insured individuals on an agreed upon basis.

RULE 484 UNDERTAKING

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Between November 24, 2008, and January 16, 2009, the Company sold approximately $966 million in unregistered interests in the MetLife Target Maturity Contract. Between July 1, 2007, and December 31, 2007, the Company sold approximately $41 million in unregistered interests in the Company's Unallocated Group Variable Annuity Contract.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits


 EXHIBIT
 NUMBER    DESCRIPTION
 -------   -----------
1.         Distribution and Principal Underwriting Agreement. (Incorporated herein by reference to Exhibit 1 to the Registration Statement on Form S-2, File No.
           333-51804 filed December 14, 2000.)

1(a).      Agreement and Plan of Merger dated as of October 20, 2006. (Incorporated herein by reference to Exhibit 1(a) to the Registration Statement on Form S-1,
           File No. 333-138472 filed on November 7, 2006.)

1(b).      Resolution of Board of Directors of MetLife Insurance Company of Connecticut
           (including Agreement and Plan of Merger). (Incorporated herein by reference to
           Exhibit 1(b) to the Registration Statement on Form S-1, file number 333-147910 filed on December 7, 2007.)

2.         None.

3.         Charter of The Travelers Insurance Company, as amended on October 19, 1994.
           (Incorporated herein by reference to Exhibit 3(a)(i) to the Registration
           Statement on Form S-2, File No. 033-58677, filed via Edgar on April 18, 1995.)

3(a).      By-Laws of The Travelers Insurance Company, as amended on October 20, 1994.
           (Incorporated herein by reference to Exhibit 3(b)(i) to the Registration
           Statement Form S-2, File No. 033-58677, filed via Edgar on April 18, 1995.)

3(a)(i).   Certificate of Amendment of the Charter as Amended and Restated of The
           Travelers Insurance Company effective May 1, 2006. (Incorporated herein by reference to Exhibit 6(c) to Post-Effective Amendment No. 14 to The Travelers
           Fund ABD for Variable Annuities Registration Statement on Form N-4, File Nos.
           033-65343/811-07465 filed April 6, 2006.)

4.         Contracts. (Incorporated herein by reference to Exhibit 4(a) to Pre-Effective
           Amendment No. 1 to the Registration Statement on Form S-2, File No. 033-58677,
           filed on July 11, 1995.)

4(a).      Company Name Change Endorsement. (Incorporated herein by reference to Exhibit
           4(c) to Post-Effective Amendment No. 14 to the Registration Statement on Form
           N-4, File Nos. 033-65343/811-07465 filed April 6, 2006.)

4(b).      Merger Endorsement (6-E48-07) (December 7, 2007). (Incorporated herein by reference to Exhibit 4(b) to the Registration Statement on Form S-1, file number 333-147910 filed on December 7, 2007.)

4(c).      Individual Retirement Annuity Qualification Rider. L-22445 1-08. (Incorporated
           herein by reference to Exhibit 4(c) to the Registration Statement on Form S-1,
           file number 333-147910 filed on April 9, 2008.)

4(d).      Code Section 457(B) Rider For Eligible Plan of a Governmental or a Tax-Exempt
           Employer. L-22466 8-07. (Incorporated herein by reference to Exhibit 4(d) to the Registration Statement on Form S-1, file number 333-147910 filed on April
           9, 2008.)

4(e).      Individual Non-Qualified Annuity Endorsement. L-22480 8-07. (Incorporated
           herein by reference to Exhibit 4(e) to the Registration Statement on Form S-1,
           File No. 333-147910 filed on April 9, 2008.)

4(f).      Roth Individual Retirement Annuity ("Roth IRA") Endorsement. L-22481 1-08.
           (Incorporated herein by reference to Exhibit (4(f) to the Registration
           Statement on Form S-1, file number 333-147910 filed on April 9, 2008.)

4(g).      403(b) Nationwide Tax Sheltered Annuity Endorsement (Incorporated herein by reference to Exhibit 4(e) to Post-effective Amendment No. 2 to MetLife of CT
           Separate Account Eleven for Variable Annuities Registration Statement on Form
           N-4, File No. 333-152189, filed April 6, 2010.)

5.         Opinion re: Legality of Shares, Including Consent. (Incorporated herein by reference to Exhibit 5 to the Registration Statement on Form S-1, file number
           333-156846, filed on January 23, 2009.)

8.         None.

9.         None.

10.        Master Retail Sales Agreement (MLIDC). (Incorporated herein by reference to
           Exhibit 3(d) to Post-Effective Amendment No. 16 to MetLife of CT Fund ABD II
           for Variable Annuities to the Registration Statement on Form N-4, File Nos.
           033-65339/811-07463 filed April 6, 2007.)


 EXHIBIT
 NUMBER    DESCRIPTION
 -------   -----------
10(a).     Form of Enterprise Selling Agreement 02-10 (MetLife Investors Distribution
           Company Sales Agreement). (Incorporated herein by reference to Exhibit 3(f) to
           Post-Effective Amendment No. 2 to MetLife of CT Separate Account QPN for
           Variable Annuities' Registration Statement on Form N-4, File No. 333-156911,
           filed April 6, 2010.)

11.        None.

12.        None.

13.        None.

15.        None.

16.        None.


 EXHIBIT
 NUMBER    DESCRIPTION
 -------   -----------
23.        Consent of Deloitte & Touche LLP, Independent Registered Public Accounting
           Firm. Filed herewith.

23(a).     Consent of Counsel. See Exhibit 5.

24.        Powers of Attorney authorizing Michele H. Abate, Paul G. Cellupica, Richard S.
           Collins, John E. Connolly, Jr., James L. Lipscomb, Gina C. Sandonato, Myra L.
           Saul, and Marie C. Swift to act as signatory for Michael K. Farrell, Maria R.
           Morris, Robert E. Sollmann, Jr., Stanley J. Talbi, and Peter M. Carlson. Filed
           herewith.

25.        None.

26.        None.

27.        None.

(b).       Consolidated Financial Statements pursuant to Regulation S-X -- Incorporated by reference Form 10-K for the fiscal year ended December 31, 2009 (File No.
           033-03094) as filed with the Commission on March 24, 2010 (Accession No.
           0000950123-10-027748).



ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

     i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

     iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bloomfield, State of Connecticut, on April 8, 2010.


                    MetLife Insurance Company of Connecticut
                                  (Registrant)

                                        By:       /s/ BENNETT KLEINBERG
                                            ------------------------------------

                                               Vice President & Senior Actuary



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2010.




         /s/ *MICHAEL K. FARRELL                  Director, President and Chief Executive
---------------------------------------------        Officer
             (Michael K. Farrell)

          /s/ *MARIA R. MORRIS                    Director
---------------------------------------------
              (Maria R. Morris)

      /s/ *ROBERT E. SOLLMANN, JR.                Director
---------------------------------------------
           (Robert E. Sollmann, Jr.

          /s/ *STANLEY J. TALBI                   Executive Vice President and Chief
---------------------------------------------        Financial Officer
              (Stanley J. Talbi)

          /s/ *PETER M. CARLSON                   Executive Vice President and Chief
---------------------------------------------        Accounting Officer
              (Peter M. Carlson)

*By:           /s/ MYRA L. SAUL
     ----------------------------------------
        Myra L. Saul, Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
23        Consent of Deloitte & Touche LLP, Independent Registered Public Accounting
          Firm

24        Powers of Attorney